                                                                      Exhibit 10

                                CREDIT AGREEMENT

                            Dated as of July 20, 1998

                                      Among

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                          THE GUARANTORS NAMED HEREIN,

                            THE LENDERS NAMED HEREIN,

                    SOCIETE GENERALE, AS DOCUMENTATION AGENT

                                       and

                   THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE

                              AND COLLATERAL AGENT

                                TABLE OF CONTENTS

                                                                            Page

I. DEFINITIONS.................................................................1
         SECTION 1.01. Certain Defined Terms...................................1
         SECTION 1.02. Accounting Terms.......................................21

II. THE LOANS.................................................................21
         SECTION 2.01. Revolving Credit Commitments and Term
                       Loan...................................................21
         SECTION 2.02. Loans..................................................23
         SECTION 2.03. Notice of Loans........................................25
         SECTION 2.04. Notes; Repayment of Loans..............................25
         SECTION 2.05. Interest on Loans......................................27
         SECTION 2.06. Fees...................................................27
         SECTION 2.07. Termination and Reduction of Revolving Credit
                       Commitments............................................28
         SECTION 2.08. Interest on Overdue Amounts; Alternate Rate
                       of Interest............................................29
         SECTION 2.09. Prepayment of Loans....................................30
         SECTION 2.10. Reserve Requirements; Change in Circumstances..........34
         SECTION 2.11. Change in Legality.....................................36
         SECTION 2.12. Indemnity..............................................37
         SECTION 2.13. Pro Rata Treatment; Assumption by and Delegation
                       of Authority to the Agent..............................38
         SECTION 2.14. Sharing of Setoffs.....................................40
         SECTION 2.15. Payments and Computations..............................41
         SECTION 2.16. Taxes..................................................42
         SECTION 2.17. Issuance of Letters of Credit..........................45
         SECTION 2.18. Payment of Letters of Credit; Reimbursement............45
         SECTION 2.19. Agent's Actions with respect to Letters of Credit......47
         SECTION 2.20. Letter of Credit Fees..................................48

III. COLLATERAL SECURITY......................................................48
         SECTION 3.01. Security Documents.....................................48
         SECTION 3.02. Filing and Recording...................................48

IV. REPRESENTATIONS AND WARRANTIES............................................49
         SECTION 4.01. Organization, Legal Existence..........................49
         SECTION 4.02. Authorization..........................................49
         SECTION 4.03. Governmental Approvals.................................50
         SECTION 4.04. Binding Effect.........................................50
         SECTION 4.05. Material Adverse Change................................50
         SECTION 4.06. Litigation; Compliance with Laws; Etc..................50
         SECTION 4.07. Financial Statements...................................51
         SECTION 4.08. Federal Reserve Regulations............................51
         SECTION 4.09. Taxes..................................................52

         SECTION 4.10. Employee Benefit Plans.................................52
         SECTION 4.11. No Material Misstatements..............................54
         SECTION 4.12. Investment Company Act; Public Utility Holding
                       Company Act............................................54
         SECTION 4.13. Security Interest......................................54
         SECTION 4.14. Use of Proceeds........................................54
         SECTION 4.15. Subsidiaries...........................................54
         SECTION 4.16. Title to Properties; Possession Under Leases;
                       Trademarks.............................................55
         SECTION 4.17. Solvency...............................................55
         SECTION 4.18. Permits, etc...........................................56
         SECTION 4.19. Compliance with Environmental Laws.....................56
         SECTION 4.20. No Change in Credit Criteria or Collection
                       Policies...............................................57
         SECTION 4.21. Employee Matters.......................................57
         SECTION 4.22. Year 2000..............................................57

V. CONDITIONS OF CREDIT EVENTS................................................58
         SECTION 5.01. All Credit Events......................................58
         SECTION 5.02. First Borrowing........................................59

VI. AFFIRMATIVE COVENANTS.....................................................63
         SECTION 6.01. Legal Existence........................................63
         SECTION 6.02. Businesses and Properties..............................63
         SECTION 6.03. Insurance..............................................63
         SECTION 6.04. Taxes..................................................64
         SECTION 6.05. Financial Statements, Reports, Etc.....................64
         SECTION 6.06. Litigation and Other Notices...........................67
         SECTION 6.07. ERISA..................................................68
         SECTION 6.08. Maintaining Records; Access to Properties and
                       Inspections; Right to Audit............................68
         SECTION 6.09. Use of Proceeds........................................69
         SECTION 6.10. Fiscal Year-End........................................69
         SECTION 6.11. Further Assurances.....................................69
         SECTION 6.12. Additional Grantors and Guarantors.....................69
         SECTION 6.13. Environmental Laws.....................................70
         SECTION 6.14. Pay Obligations to Lenders and Perform Other
                       Covenants..............................................72
         SECTION 6.15. Maintain Operating Accounts............................72
         SECTION 6.16. Year 2000..............................................72
         SECTION 6.17. Landlord and Mortgagee Waivers.........................73

VII. NEGATIVE COVENANTS.......................................................73
         SECTION 7.01. Liens..................................................73
         SECTION 7.02. Sale and Lease-Back Transactions.......................75
         SECTION 7.03. Indebtedness...........................................75
         SECTION 7.04. Dividends, Distributions and Payments..................76
         SECTION 7.05. Consolidations, Mergers and Sales of Assets............76

         SECTION 7.06. Investments............................................77
         SECTION 7.07. Capital Expenditures...................................79
         SECTION 7.08. Rental Obligations.....................................79
         SECTION 7.09. Debt Service Coverage Ratio............................79
         SECTION 7.10. Leverage Ratio.........................................79
         SECTION 7.11. Interest Coverage Ratio................................80
         SECTION 7.12. Availability...........................................80
         SECTION 7.13. Business...............................................80
         SECTION 7.14. Sales of Receivables...................................80
         SECTION 7.15. Use of Proceeds........................................80
         SECTION 7.16. ERISA..................................................80
         SECTION 7.17. Accounting Changes.....................................81
         SECTION 7.18. Prepayment or Modification of Indebtedness;
                       Modification of Charter Documents......................81
         SECTION 7.19. Transactions with Affiliates...........................81
         SECTION 7.20. Negative Pledges, Etc..................................81

VIII. EVENTS OF DEFAULT.......................................................82

IX. AGENT.....................................................................86

X. MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND
   OTHER COLLATERAL...........................................................90
         SECTION 10.01. Collection of Receivables; Management of Collateral...90
         SECTION 10.02. Receivables Documentation.............................92
         SECTION 10.03. Status of Receivables and Other Collateral............92
         SECTION 10.04. Monthly Statement of Account..........................94
         SECTION 10.05. Collateral Custodian..................................94

XI. MISCELLANEOUS.............................................................94
         SECTION 11.01. Notices...............................................94
         SECTION 11.02. Survival of Agreement.................................95
         SECTION 11.03. Successors and Assigns; Participations................95
         SECTION 11.04. Expenses; Indemnity...................................99
         SECTION 11.05. Applicable Law.......................................100
         SECTION 11.06. Right of Setoff......................................100
         SECTION 11.07. Payments on Business Days............................100
         SECTION 11.08. Waivers; Amendments..................................101
         SECTION 11.09. Severability.........................................102
         SECTION 11.10. Entire Agreement; Waiver of Jury Trial, Etc..........102
         SECTION 11.11. Confidentiality......................................103
         SECTION 11.12. Submission to Jurisdiction...........................104
         SECTION 11.13. Interest Rate Limitation.............................104
         SECTION 11.14. Counterparts.........................................104
         SECTION 11.15. Headings.............................................105

XII. GUARANTEES..............................................................105

EXHIBITS

EXHIBIT A-1                Form of Tranche A Revolving Credit Note
EXHIBIT A-2                Form of Tranche B Revolving Credit Note
EXHIBIT B                  Form of Term Note
EXHIBIT C                  Form of Opinion of Counsel
EXHIBIT D                  Form of Pledge Agreement
EXHIBIT E                  Form of Security Agreement
EXHIBIT F                  Form of Assignment and Acceptance
EXHIBIT G                  Form of Security Agreement - Patents and
                             Trademarks

SCHEDULES

SCHEDULE 1.01              Eligible Receivables of Foreign Subsidiaries
SCHEDULE 2.01(a)           Tranche A Revolving Credit Commitments
SCHEDULE 2.01(b)           Tranche B Revolving Credit Commitments
SCHEDULE 2.02              Domestic Lending Offices
SCHEDULE 2.03              Eurodollar Lending Offices
SCHEDULE 4.01              Qualified Jurisdictions
SCHEDULE 4.05              Material Adverse Change
SCHEDULE 4.06(a)           Litigation
SCHEDULE 4.06(b)           Compliance with Laws
SCHEDULE 4.15              Subsidiaries
SCHEDULE 4.19              Environmental Law Compliance
SCHEDULE 4.21              Employee Matters
SCHEDULE 6.05(g)           Inventory Designations
SCHEDULE 6.05(j)           Borrowing Base Certificate
SCHEDULE 7.01(f)           Existing Liens
SCHEDULE 7.03              Existing Indebtedness
SCHEDULE 7.06              Existing Investments
SCHEDULE 7.08              Rental Obligations

         CREDIT AGREEMENT dated as of July 20, 1998, among AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation (the "Borrower"), the Guarantors named herein and signatory hereto, the financial institutions from time to time party hereto, initially consisting of those financial institutions listed on Schedules 2.01(a) and 2.01(b) annexed hereto (collectively, the "Lenders"), SOCIETE GENERALE, as documentation agent and THE CHASE MANHATTAN BANK, as administrative and collateral agent for the Lenders (in such capacity, the "Agent").

         The Borrower has applied to the Lenders for Credits (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) up to an aggregate principal amount of $30,000,000 in the form of (a) Tranche A Revolving Credit Loans to the Borrower at any time and from time to time prior to the Revolving Credit Termination Date in an aggregate principal amount not in excess of $10,000,000 at any time outstanding and (b) Tranche B Revolving Credit Loans to the Borrower at any time and from time to time prior to the Conversion Date in an aggregate principal amount not in excess of $20,000,000 at any time outstanding. The proceeds of the Tranche A Revolving Credit Loans shall be used for working capital and general corporate purposes. The proceeds of the Tranche B Revolving Credit Loans shall be used to partially finance Permitted Acquisitions. The Grantors will provide Collateral in accordance with the provisions of this Agreement and the Security Documents. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrower subject to the terms and conditions hereinafter set forth. Accordingly, the Borrower, the Guarantors, the Lenders and the Agent hereby agree as follows:

I.       DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. For purposes hereof, the following terms shall have the meanings specified below:

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Alternate Base Loan" shall mean a Loan based on the Alternate Base Rate in accordance with Article II hereof.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent at its principal office in New York City as its prime rate in effect at such time. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
(ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which the Agent is subject, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Assessment Rate" shall mean, for any day, the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices during the current calendar year. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit F annexed hereto.

                  "Availability" shall mean at any time (i) the lesser at such time of (x) the Total Tranche A Revolving Credit Commitment and (y) the Borrowing Base, minus (ii) the sum at such time of (x) the unpaid principal balance of, and accrued interest and fees on the Tranche A Revolving Credit Loans together with all reserves (without duplication of deductions taken in determining Net Amount of Eligible Receivables) established by the Agent in its reasonable credit judgment and (y) the Letter of Credit Usage.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Borrowing Base" shall have the meaning assigned to such term in Section 2.01(b) hereof.

                  "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as a liability and including Capitalized Lease Obligations) by the Borrower and its Consolidated subsidiaries during such period determined on a Consolidated basis that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment", but excluding Permitted Acquisitions done as purchases of assets.

                  "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Interest Expense" shall mean, with respect to any person for any period, the Interest Expense of such person for such period less all non-cash items constituting Interest Expense during such period (including, without limitation, amortization of debt discounts, deferred debt expense and payments of interest on Indebtedness by issuance of Indebtedness).

                  "Change of Control" shall be deemed to have occurred if during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose elections to the Borrower's Board of Directors or whose nomination for election to the Borrower's Board of Directors by the Borrower's shareholders was approved by a vote of at least two-thirds of the Borrower's directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower's directors then in office;

                  "Charges" shall have the meaning assigned to such term in
Section 11.13 hereof.

                  "Closing Date" shall mean the date of the first borrowing under this Agreement, but in no event later than July 31, 1998.

                  "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

                  "Collateral" shall mean all collateral and security as described in the Security Documents.

                  "Commitment Letter" shall mean the letter dated May 13, 1998, as amended to the Closing Date, addressed by the Agent to the Borrower, together with all attachments thereto.

                  "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

                  "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated in a material respect by or form the basis of liability under Federal, state or local jurisdiction environmental, health and safety statutes or regulations, or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

                  "Conversion Date" shall have the meaning assigned to such term in Section 2.01 hereof.

                  "Credit Event" shall mean each borrowing and each issuance of a Letter of Credit hereunder.

                  "Credits" shall mean each Loan and each Letter of Credit.

                  "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

                  "Debt Service Coverage Ratio" shall mean, with respect to the Borrower and its Consolidated subsidiaries on a Consolidated basis for any four quarter period, the ratio of (i) the sum of EBITDA minus Capital Expenditures (including, without limitation, Capitalized Lease Obligations) in each case for the most recent four consecutive fiscal quarters ending on or prior to the date of determination to (ii) the sum of the aggregate Debt Service Expense plus the aggregate Cash Interest Expense plus Federal, state and local income taxes of such person plus cash dividends or other cash distributions to the extent permitted by Section 7.04 hereof in each case for the four most recent consecutive fiscal quarters ending on or prior to the date of determination.

                  "Debt Service Expense" shall mean, with respect to any person for any period, the aggregate of regularly scheduled principal payments of all long-term Indebtedness (including, without limitation, Subordinated Indebtedness) made or to be made by such person during such period on a Consolidated basis in accordance with GAAP.

                  "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "dollars" or the symbol "$" shall mean lawful currency of the United States of America.

                  "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "EBITDA" shall mean for any period for the Borrower and its Consolidated subsidiaries on a Consolidated basis, the sum of (i) Net Income,
(ii) Interest Expense, (iii) depreciation and amortization of assets, (iv) Federal, state and local income taxes and (v) other non-cash charges properly deducted in determining Net Income, in each case of such person for such period, computed and calculated in accordance with GAAP.

                  "Eligible Inventory" shall mean inventory of the Borrower comprised solely of raw materials and finished goods which is, in the opinion of the Agent, not obsolete, slow-moving or unmerchantable and is and at all times shall continue to be acceptable to the Agent in all respects; provided, however, that Eligible Inventory shall in no event include inventory which (i) is not located at one of the addresses for locations of Collateral set forth on
Schedule I to the Security Agreement and with respect to which the Agent has not been granted and has not perfected a valid, first priority security interest or
(ii) has been returned or rejected by a Customer. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable credit judgment. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by the Borrower, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Borrower.

                  "Eligible Receivables" shall mean Receivables created by the Borrower in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Borrower, which are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable credit judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) the payment due on the Receivable is not more than 90 days past the invoice date, unless a longer period of time is approved by the Agent in its sole discretion; provided, however, that in no event shall more than $500,000 in the aggregate of Eligible Receivables be more than 90 days past the invoice date; (c) the payments due on more than 50% of all Receivables from the same Customer are less than 90 days past the invoice date;
(d) the Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Borrower in order to cause such Receivable to be payable in full by the Customer; (e) the Receivable is in full conformity with the representations and warranties made by the Borrower to the Agent and the Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by the Borrower or any security interest created pursuant to the Security Documents or permitted by
Section 7.01 hereof; (f) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located; (g) the Customer has not asserted that the Receivable, and the Borrower is not aware that the Receivable, (i) arises out of a bill and hold, consignment or progress billing arrangement or (ii) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof (provided that such Receivable shall only be ineligible to the extent thereof) and (iii) the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for goods returned in the ordinary course of business provided that such Receivable shall only be ineligible with respect to that portion thereof which has been objected to or which relates to goods returned, rejected or repossessed; (h) the Receivable arose in the ordinary course of business of the Borrower; (i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof (unless there has been full compliance to the satisfaction of the Agent with any applicable assignment of claims statute) or (y) an Affiliate of the Borrower or any subsidiary; (j) the Customer is (w) a United States or Canadian (other than Quebec, Newfoundland, Nova Scotia and Prince Edward Island) person, (x) an obligor in the United States, (y) an obligor outside the United States and its Receivables are backed by a letter of credit or other guarantee satisfactory to the Agent or (z) a foreign subsidiary of a United States based multinational organization as set forth on Schedule
1.01 annexed hereto, up to the amounts set forth on said schedule; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (l) to the knowledge of the Borrower, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in dollars; (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of the Borrower; (o) the Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations; (p) the Receivable is not with respect to a Customer located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and (q) the Agent is satisfied with the credit standing of the Customer in relation to the amount of credit extended.

                  "Environmental Claim" shall mean any written notice of a material violation, claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrower or its subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrower or its subsidiaries or (iii) the violation, or alleged violation by the Borrower or any of its subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrower or its subsidiaries, under any applicable Environmental Law.

                  "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et. seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.), the Clear Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules having the force of law, regulations, ordinances, licenses, permits and interpretations having the force of law and orders of regulatory and administrative bodies.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with the Borrower or any of its subsidiaries would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

                  "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Loan" shall mean a Loan based on the Adjusted LIBO Rate in accordance with Article II hereof.

                  "Event of Default" shall have the meaning assigned to such term in Article VIII hereof.

                  "Federal" shall mean the federal level of government in the United States.

                  "Fee Letter" shall mean the letter dated May 13, 1998, as amended to the Closing Date, addressed by the Agent to the Borrower with respect to the payment of the fees described therein.

                  "Final Maturity Date" shall mean the sixth anniversary of the Closing Date.

                  "Financial Officer" shall mean, with respect to any person, the chief financial officer, vice president-finance or corporate controller of such person.

                  "Fiscal Year" shall mean the fiscal year of the Borrower for accounting purposes which ends on December 31 of each year.

                  "Funded Debt" shall mean, as of the date of determination thereof, all Indebtedness of the Borrower and its subsidiaries on a Consolidated basis outstanding at such time which matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and including in any event the Revolving Credit Loans.

                  "GAAP" shall have the meaning assigned to such term in Section
1.02 hereof.

                  "Grantor" shall mean any Grantor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

                  "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing or giving financial assistance in respect of the repayment of any Indebtedness or monetary obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or monetary obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or monetary obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

                  "Guarantor" shall mean, collectively, any domestic subsidiary of the Borrower in existence on the Closing Date, and each domestic subsidiary of the Borrower which becomes a guarantor of the Obligations after the date hereof.

                  "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous goods, waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any friable asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, without limitation, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Federal Environmental Law, such broader meaning shall apply in the relevant state.

                  "Indebtedness" shall mean, with respect to any person without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (c) all obligations of such person for the deferred purchase price of property or services, (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all Indebtedness of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such Indebtedness; provided, however, that the amount of Indebtedness of such person shall be the lesser of (i) the fair market value of such property or assets and (ii) the amount of such Indebtedness), (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Final Maturity Date.

                  "Indemnitees" shall have the meaning assigned to such term in
Section 11.04(c) hereof.

                  "Information" shall have the meaning assigned to such term in
Section 11.11 hereof.

                  "Interest Coverage Ratio" shall mean, with respect to any person for any four-quarter period, the ratio of (i) (x) EBITDA less (y) Capital Expenditures for the four most recent consecutive fiscal quarters ending on or prior to the date of determination, to (ii) the Cash Interest Expense of such person for such four-quarter period.

                  "Interest Expense" shall mean, with respect to any person for any period, the interest expense of such person during such period determined on a Consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense and (iv) payments of interest expense in kind.

                  "Interest Margin" shall mean, with respect to any Loan, the amount as set forth below in the last paragraph hereof as such amount shall be adjusted in accordance with the terms of this definition. The Interest Margin shall be adjusted thereafter in accordance with the table below, three (3) Business Days after the delivery of the financial statements to the Agent required pursuant to Section 6.05(a) or (b) hereof, as applicable, together with the corresponding compliance certificates required pursuant to Section 6.05(e) hereof, commencing with the financial statements and certificates for the period ending September 30, 1998, and at the end of each fiscal quarter thereafter, or if the Borrower shall fail to timely deliver such statements and certificates for any such period or if a Default or an Event of Default shall have occurred and be continuing, then at the highest Interest Margin provided for herein:

                                    Interest Margin                    Interest Margin
Leverage Ratio                      for Eurodollar Loans               for Alternate Base Loans
Greater than or
equal to 3.00:1.00                          2.50%                               .50%

Less than 3.00: 1.00
but greater than or
equal to 2.50:1.00                          2.25%                               .25%

Less than 2.50: 1.00
but greater than or
equal to 2.00:1.00                          2.00%                               0.0%

                                    Interest Margin                    Interest Margin
Leverage Ratio                      for Eurodollar Loans               for Alternate Base Loans
Less than 2.00:1.00                         1.75%                               0.0%

                  On the Closing Date, the Interest Margin for Eurodollar Loans shall be 1.75% and the Interest Margin for Alternate Base Loans shall be 0%; each shall thereafter be adjusted in accordance with the provisions hereof.

                  "Interest Payment Date" shall mean (i) in the case of an Alternate Base Loan, the first Business Day of each month, commencing August 1, 1998, and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the borrowing of which such Loan is a part, and, in respect of any Eurodollar Loan of more than three (3) months' duration, each earlier day which is three (3) months after the first day of such Interest Period.

                  "Interest Period" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect with respect to its Eurodollar Loans; provided, however, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Final Maturity Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "IPO" shall mean the initial public offering of shares of common stock of the Borrower pursuant to a registration statement filed under the Securities Act of 1933, as amended.

                  "Lenders" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Letter of Credit" shall have the meaning assigned to such term in Section 2.17 hereof.

                  "Letter of Credit Usage" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(ii) the unreimbursed drawings at such time under all such Letters of Credit.

                  "Leverage Ratio" with respect to any person at the end of any fiscal quarter shall mean the ratio of (i) Funded Debt as at the date of determination to (ii) EBITDA of such person for the four most recent consecutive fiscal quarters ending on or prior to the date of determination.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next

1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal London branch of the Agent in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two
(2) Business Days prior to the first day of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

                  "Loan" shall mean any Tranche A Revolving Credit Loan, any Tranche B Revolving Credit Loan or the Term Loan.

                  "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument or agreement now or hereafter delivered to the Agent or any Lender in connection herewith or therewith.

                  "Loan Party" shall mean the Borrower, each Grantor, each Guarantor, and each subsidiary thereof.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform its obligations under the terms hereof or of any other Loan Document, (iii) the rights of, or remedies available to, the Lenders or the Agent under any Loan Document or (iv) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

                  "Maximum Rate" shall have the meaning assigned to such term in
Section 11.13 hereof.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of the Borrower.

                  "Net Amount of Eligible Receivables" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less (i) sales, excise or similar taxes and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Cash Proceeds" shall mean (a) the gross cash proceeds received less (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable plus the good-faith best estimate of the amount of all income taxes payable (to the extent such amount shall have been set aside), (ii) the amount, if any, applied to repay any Indebtedness (other than the Loans) including, without limitation, any premium, penalty, interest or other amount in connection with such Indebtedness to the extent such Indebtedness is required by its terms or by applicable law to be repaid, (iii) reasonable and customary fees, discounts, commissions and expenses and other costs paid in connection with the applicable transaction, (iv) reserves, if any, in connection with indemnification or similar obligations and (v) amounts held in escrow, if any, in each case to the extent not already deducted in arriving at the amount referred to in clause (a).

                  "Net Income" shall mean, for any period, the aggregate income (or loss) of the Borrower and its Consolidated subsidiaries on a Consolidated basis for such period which shall be an amount equal to net revenues and other proper items of income less the aggregate of any and all items that are treated as expenses under GAAP, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

                  "Non Pro Rata Loans" shall have the meaning assigned to such term in Section 2.16(d) hereof.

                  "Non-U.S. Lender" shall have the meaning assigned to such term in Section 2.16(f) hereof.

                  "Notes" shall mean the Term Notes and the Revolving Credit Notes.

                  "Obligations" shall mean all obligations, liabilities and Indebtedness of the Borrower to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise and arising in connection with the transactions contemplated hereby, including without limitation all obligations, liabilities and Indebtedness of the Borrower with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans, the Term Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrower to the Lenders and the Agent hereunder, under the Letters of Credit or under any one or more of the other Loan Documents (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, and interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

                  "Other Taxes" shall have the meaning assigned to such term in
Section 2.16(b) hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

                  "Permits" shall have the meaning assigned to such term in
Section 4.18 hereof.

                  "Permitted Acquisition" or "Permitted Acquisitions" shall mean
(a) the acquisition or acquisitions of a business or of businesses which are substantially similar or complimentary to that of the Borrower; provided that
(i) the total consideration for any single acquisition shall not exceed $30,000,000; (ii) outstanding Tranche B Revolving Credit Loans, the proceeds of which are utilized for a single Permitted Acquisition under this clause (a), shall not exceed $15,000,000; and (iii) the excess, if any, of the total consideration over the amount funded with Tranche B Revolving Credit Loans shall be funded from either (x) the net proceeds of the issuance of the Borrower's stock; (y) the exchange of the Borrower's capital stock for the capital stock or assets of the acquired person; or (z) Subordinated Indebtedness, provided that the Leverage Ratio with respect to the Borrower and its Consolidated subsidiaries immediately after giving effect to such proposed Permitted Acquisition on a pro forma basis would not exceed 3.00:1.00; (b) the acquisition of less than 100% of the stock of target companies and/or joint venture investments by the Borrower; provided that (i) outstanding Tranche B Revolving Credit Loans or Term Loans, the proceeds of which are utilized for all such Permitted Acquisitions under this clause (b), shall not exceed $7,500,000 at any one time outstanding; and (ii) the Borrower shall obtain at least a 20% ownership interest in the target company or joint venture entity; and (c) the acquisition of stock of target companies and/or joint venture investments by the Borrower; provided that (i) there are no Tranche B Revolving Credit Loans or Term Loans outstanding at the time of the Permitted Acquisition under this clause (c); (ii) no proceeds of Tranche B Revolving Credit Loans shall be used for any Permitted Acquisition under this clause (c); and (iii) any Permitted Acquisitions under this clause (c) shall be funded with proceeds of the Borrower's IPO or any secondary offerings of the Borrower's capital stock undertaken after the Closing Date; provided further that with respect to any proposed Permitted Acquisition under clauses (a) or (b), immediately after giving effect to such proposed Permitted Acquisition on a pro forma basis, the ratio of outstanding Obligations to EBITDA for the four most recent consecutive fiscal quarters ended prior to the closing of such Permitted Acquisition with respect to the Borrower and its Consolidated subsidiaries shall not exceed 2.50:1.00; provided further that with respect to any proposed Permitted Acquisition under clauses (a), (b) or (c), (i) the proposed Permitted Acquisition is not hostile; and (ii) both before and immediately after giving effect to such proposed Permitted Acquisition (including without limitation, compliance with the financial covenants on a pro forma basis after giving effect to the proposed Permitted Acquisition), no Default or Event of Default has or will occur or be continuing. The Borrower shall give the Agent fifteen (15) days' prior written notice of each proposed Permitted Acquisition, and together with such notice and also on the date of such proposed Permitted Acquisition, the Borrower shall furnish the Agent with a certificate of the Borrower regarding compliance with the terms of this definition of "Permitted Acquisition" and such other evidence of compliance with this definition of "Permitted Acquisition" as the Agent shall reasonably request.

                  "person" shall mean any natural person, corporation, business trust, limited liability company, association, company, joint venture, limited liability partnership, partnership or government or any agency or political subdivision thereof.

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA and subject thereto and which is maintained by the Borrower (in whole or in part) for employees of the Borrower, any subsidiary or any ERISA Affiliate.

                  "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof, between the Grantor(s) referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, in substantially the form of Exhibit D annexed hereto, as amended, modified or supplemented from time to time.

                  "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreement.

                  "Receivables" shall mean and include all of the Borrower's accounts, instruments, documents, chattel paper and general intangibles related thereto, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for its own benefit and/or the ratable benefit of the Lenders.

                  "Register" shall have the meaning assigned to such term in
Section 11.03(e) hereof.

                  "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

                  "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of any Loan Party (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

                  "Repayment Date" shall have the meaning assigned to such term in Section 2.04(c) hereof.

                  "Reportable Event" shall mean a Reportable Event as defined in
Section 4043(c) of ERISA with respect to which the notice requirements have not been waived.

                  "Required Lenders" shall mean Lenders having 66 2/3% of the Total Commitment.

                  "Responsible Officer" shall mean, with respect to any person, any vice president or president, or the chief financial officer or corporate controller, of such person.

                  "Revolving Credit Alternate Base Loan" shall mean a Revolving Credit Loan that is an Alternate Base Loan.

                  "Revolving Credit Commitment Fee" shall have the meaning set forth in Section 2.06(a) hereof.

                  "Revolving Credit Eurodollar Loan" shall mean a Revolving Credit Loan that is a Eurodollar Loan.

                  "Revolving Credit Loan" shall mean any Tranche A Revolving Credit Loan or any Tranche B Revolving Credit Loan.

                  "Revolving Credit Notes" shall mean the Tranche A Revolving Credit Notes and the Tranche B Revolving Credit Notes.

                  "Revolving Credit Termination Date" shall mean the earlier to occur of (i) the fifth anniversary of the Closing Date and (ii) such date as the Revolving Credit Loans shall otherwise be payable in full and the Total Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

                  "Security Agreement" shall mean the Security Agreement dated as of the date hereof, between the Grantor(s) referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit E annexed hereto, as amended, modified or supplemented from time to time.

                  "Security Agreement - Patents and Trademarks" shall mean the Security Agreement and Mortgage - Patents and Trademarks, dated as of the date hereof, between the Debtor(s), as such term is defined therein, referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit G annexed hereto, as amended, modified or supplemented from time to time.

                  "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Security Agreement - Patents and Trademarks and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any of the Obligations.

                  "Settlement Date" shall have the meaning assigned to such term in Section 2.15(c) hereof.

                  "Subordinated Indebtedness" shall mean, with respect to the Borrower, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement or the other Loan Documents (as applicable) upon terms reasonably satisfactory to and approved in writing by the Agent.

                  "subsidiary" shall mean, with respect to any person, any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such person and/or one or more subsidiaries of such person.

                  "Taxes" shall have the meaning assigned to such term in
Section 2.16(a) hereof.

                  "Term Alternate Base Loan" shall mean a Term Loan that is an Alternate Base Loan.

                  "Term Eurodollar Loan" shall mean a Term Loan that is a Eurodollar Loan.

                  "Term Loan" shall mean the Term Loan made on the Conversion Date pursuant to Sections 2.01(c) and 2.02 hereof.

                  "Term Notes" shall mean the Term Notes of the Borrower when subsequently executed and delivered as provided in Section 2.04, in substantially the form of Exhibit B hereto, as amended, modified or supplemented from time to time.

                  "Total Commitment" shall mean the sum of the Lenders' Total Revolving Credit Commitment, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

                  "Total Revolving Credit Commitment" shall mean, with respect to each Lender, the sum of the Tranche A Revolving Credit Commitment of such Lender as set forth in Schedule 2.01(a), and the Tranche B Revolving Credit Commitment of such Lender as set forth in Schedule 2.01(b), as each may be adjusted from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

                  "Total Tranche A Revolving Credit Commitment" shall mean the sum of the Lenders' Tranche A Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

                  "Total Tranche B Revolving Credit Commitment" shall mean the sum of the Lenders' Tranche B Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

                  "Tranche A Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Revolving Credit Loans hereunder and participate in Letters of Credit in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Lender in the column entitled "Tranche A Revolving Credit Commitment" in the table appearing in Schedule 2.01(a), or if applicable, the amount set forth in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amount may be (a) reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.03 hereof.

                  "Tranche A Revolving Credit Loan" shall mean a Revolving Credit Loan made pursuant to Sections 2.01(a) and 2.02 hereof.

                  "Tranche A Revolving Credit Notes" shall mean the Tranche A Revolving Credit Notes of the Borrower, executed and delivered as provided in
Section 2.04 hereof, in substantially the form of Exhibit A-1 annexed hereto, as amended, modified or supplemented from time to time.

                  "Tranche B Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Revolving Credit Loans in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Lender in the column entitled "Tranche B Revolving Credit Commitment" in the table appearing in Schedule 2.01(b), or if applicable, the amount set forth in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amount may be
(a) reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.03 hereof.

                  "Tranche B Revolving Credit Loan" shall mean a Revolving Credit Loan made pursuant to Sections 2.01(b) and 2.02 hereof.

                  "Tranche B Revolving Credit Notes" shall mean the Tranche B Revolving Credit Notes of the Borrower, executed and delivered as provided in
Section 2.04 hereof, in substantially the form of Exhibit A-2 annexed hereto, as amended, modified or supplemented from time to time.

                  "Transactions" shall have the meaning assigned to such term in
Section 4.02 hereof.

                  "Transferee" shall have the meaning assigned to such term in
Section 2.16 hereof.

                  SECTION 1.02. Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States ("GAAP"); provided, however, that for purposes of determining compliance with the covenants contained in Article VII or determining the Interest Margin, all accounting or financial terms herein shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with that used in the audited financial statements referred to in Section 4.07.

II.      THE LOANS

                  SECTION 2.01. Revolving Credit Commitments and Term Loan. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Tranche A Revolving Credit Loans to the Borrower, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Tranche A Revolving Credit Commitment set forth opposite its name in Schedule 2.01(a) annexed hereto, as such Tranche A Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Not withstanding the foregoing, the aggregate principal amount of Tranche A Revolving Credit Loans outstanding at any time to the Borrower shall not exceed (1) the lesser of (a) the Total Tranche A Revolving Credit Commitment (as such amount may be reduced pursuant to this Agreement including, without limitation, Section 2.07 hereof) and (b) an amount equal to the sum of (i) ninety percent (90%) of the Net Amount of Eligible Receivables, plus (ii) sixty percent (60%) of the Net Amount of Eligible Inventory (this clause 1(b) referred to herein as the "Borrowing Base") minus (2) the Letter of Credit Usage at such time (not to exceed $2,000,000 at any time). If the Agent does not have a current Borrowing Base delivered pursuant to Section 6.05(i), then a Borrowing Base will be computed and delivered to the Agent at least two (2) Business Days prior to a request for a Tranche A Revolving Credit Loan or the opening of a Letter of Credit.

                  Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Tranche A Revolving Credit Loans, on and after the date hereof and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Tranche A Revolving Credit Loan shall be made hereunder if the amount thereof exceeds the Availability at such time.

                  (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Tranche B Revolving Credit Loans to the Borrower, at any time and from time to time from the date hereof to the earlier of (i) the Revolving Credit Termination Date and (ii) the Conversion Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Tranche B Revolving Credit Commitment set forth opposite its name in
Schedule 2.01(b) annexed hereto, as such Tranche B Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the aggregate principal amount of Tranche B Revolving Credit Loans outstanding at any time to the Borrower shall not exceed the Total Tranche B Revolving Credit Commitment (as such amount may be reduced pursuant to this Agreement including, without limitation, Section
2.07 hereof).

                  Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Tranche B Revolving Credit Loans, on and after the date hereof and prior to earlier of (i) the Revolving Credit Termination Date and (ii) the Conversion Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Tranche B Revolving Credit Loan shall be made hereunder if the amount thereof exceeds the Total Tranche B Revolving Credit Commitment at such time.

                  (c) Subject to the terms and conditions of this Agreement including, without limitation, that no Default or Event of Default shall then exist on the second anniversary of the Closing Date (the "Conversion Date"), then, upon notice from the Borrower and delivery of the applicable Term Notes, the unpaid principal amount of Tranche B Revolving Credit Loans shall be converted into a Term Loan (the "Term Loan") from the Lenders.

                  SECTION 2.02. Loans. (a) The Revolving Credit Loans made by the Lenders on any date shall be in integral multiples of $100,000 (except that the foregoing limitation shall not be applicable to the extent that the proceeds of such Loans are requested to be disbursed to the Borrowers' controlled disbursement account maintained with the Agent); provided, however, that the Eurodollar Loans made on any date shall be in a minimum aggregate principal amount of $1,000,000.

                  (a) Loans shall be made ratably by the Lenders in accordance with their respective Tranche A Revolving Credit Commitments or Tranche B Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Tranche A Revolving Credit Loans shall be made by the Lenders against delivery of Tranche A Revolving Credit Notes, payable to the order of the Lenders, as referred to in
Section 2.04 hereof. The initial Tranche B Revolving Credit Loans shall be made by the Lenders against delivery of Tranche B Revolving Credit Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof. On the Conversion Date, the Term Loans to be made by the Lenders shall be made against delivery of Term Notes payable to the order of the Lenders, as referred to in
Section 2.04.

                  (b) Each Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrower may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Loans of more than one type may be outstanding at the same time, provided, however, not more than three (3) Eurodollar Loans may be outstanding at any one time.

                  (c) Subject to the provisions of paragraph (e) below, each Lender shall make its Term Loan and Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

                  (d) The Borrower shall have the right at any time upon prior irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) to the Agent given in the manner and at the times specified in Section 2.03 hereof with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Alternate Base Loans, to convert all or any portion of Alternate Base Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loans to another permissible Interest Period, and to continue all or any portion of any Eurodollar Loans into a subsequent Interest Period, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

                           (i) each conversion or continuation shall be made pro
                  rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the conversion or continuation, and in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans converted to Alternate Base Loans shall not be less than $100,000 or in the case of the continuation of or conversion to Eurodollar Loans $1,000,000 and shall be an integral multiple of $100,000;

                           (ii) accrued interest on a Eurodollar Loan (or
                  portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                           (iii) if any Eurodollar Loan is converted at any time
                  other than the end of an Interest Period applicable thereto, the Borrower shall make such payments associated therewith as are required pursuant to Section 2.12;

                           (iv) any portion of a Eurodollar Loan maturing or
                  required to be repaid in less than one month may not be continued as a Eurodollar Loan and any portion of a Eurodollar Loan that cannot be continued as a Eurodollar Loan by reason of the foregoing shall be automatically converted at the end of the Interest Period in effect into an Alternate Base Loan; and

                           (v) at the time of any conversion to, or continuation
                  of, any Eurodollar Loan, no Default or Event of Default shall have occurred and be continuing.

                  The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrower in the irrevocable notice of conversion or continuation delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration; and, provided further, that no such Interest Period may be for more than one month for the period commencing on the Closing Date and ending on the earlier to occur of (x) the 120th day following the Closing Date and (y) the completion to the satisfaction of The Chase Manhattan Bank of the syndication of its portion of the Total Commitment and the Loans and other Credits thereunder. If the Borrower shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall automatically be converted into an Alternate Base Loan. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder.

                  SECTION 2.03. Notice of Loans. The Borrower shall, through a Responsible Officer of the Borrower, give the Agent irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of each borrowing (including, without limitation, a conversion or continuation as permitted by Section 2.02(e) hereof) not later than 11:00 A.M., New York City time, (i) three (3) Business Days before a proposed Eurodollar Loan borrowing, conversion or continuation and (ii) one Business Day before an Alternate Base Loan borrowing, conversion or continuation (except that no such confirmation or notice as required by (ii) above will be required, unless requested by the Agent, to the extent that the proceeds of such borrowing are requested to be disbursed to Borrower's controlled disbursement account maintained with the Agent). Such notice shall specify (w) whether the Loans then being requested are to be Tranche A Revolving Credit Loans or Tranche B Revolving Credit Loans, (x) whether the Loans then being requested are to be Alternate Base Loans or Eurodollar Loans (except that no Eurodollar Loans may be requested until five (5) days after the Closing Date), (y) the date of such borrowing (which shall be a Business Day) and amount thereof and (z) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of one month's duration shall be deemed to have been selected; provided, however, that no such Interest Period may be for more than one month for the period commencing on the Closing Date and ending on the earlier to occur of (x) the 120th day following the Closing Date and (y) the completion to the satisfaction of The Chase Manhattan Bank of the syndication of its portion of the Total Commitment and the Loans and other Credits thereunder. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested borrowing.

                  SECTION 2.04. Notes; Repayment of Loans. All Tranche A Revolving Credit Loans made by a Lender to the Borrower shall be evidenced by a single Tranche A Revolving Credit Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit A-1 annexed hereto, delivered and payable to such Lender in a principal amount equal to its Tranche A Revolving Credit Commitment on such date. The outstanding balance of each Tranche A Revolving Credit Loan, as evidenced by any such Tranche A Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date. All Tranche B Revolving Credit Loans made by a Lender to the Borrower shall be evidenced by a single Tranche B Revolving Credit Note, duly executed on behalf of the Borrower, dated the Closing

Date, in substantially the form of Exhibit A-2 annexed hereto, delivered and payable to such Lender in a principal amount equal to its Tranche B Revolving Credit Commitment on such date. The outstanding balance of each Tranche B Revolving Credit Loan, as evidenced by any such Tranche B Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date if such date occurs earlier than the Conversion Date or shall be converted to a Term Loan on the Conversion Date. The Term Loan made by a Lender on the Conversion Date shall be evidenced by a single Term Note, duly executed on behalf of the Borrower, dated the Conversion Date, in substantially the form of Exhibit B annexed hereto, delivered and payable to such Lender in a principal amount equal to its share of the Tranche B Revolving Credit Loans being converted on such date; provided, however, that the failure of the Borrower to deliver a Term Note shall not affect the liability of the Borrower to repay the amount of Revolving Credit Loans being converted.

                  (a) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

                  (b) The aggregate principal amount of the Term Loan, as evidenced by the applicable Term Notes, shall be payable in sixteen (16) consecutive installments on the last Business Date of each March, June, September and December of each year (the date of each such installment, a "Repayment Date"), commencing with the last Business Day of the first full fiscal quarter succeeding the Conversion Date, in the amount set forth in the next sentence, and such payments shall be distributed ratably among the Lenders in accordance with their pro rata share of such Term Loan. Payments of principal on each Repayment Date (i) occurring between the second anniversary of the Closing Date and the third anniversary of the Closing Date shall be in equal amounts to repay in the aggregate an amount equal to 15% of the Term Loan outstanding on the Conversion Date, (ii) occurring between the third anniversary of the Closing Date and the fourth anniversary of the Closing Date shall be in equal amounts to repay in the aggregate an amount equal to 25% of the Term Loan outstanding on the Conversion Date, (iii) occurring between the fourth anniversary of the Closing Date and the fifth anniversary of the Closing Date shall be in equal amounts to repay in the aggregate an amount equal to 30% of the Term Loan outstanding on the Conversion Date, and (iv) occurring between the fifth anniversary of the Closing Date and the sixth anniversary of the Closing Date shall be in equal amounts to repay in the aggregate an amount equal to 30% of the Term Loan outstanding on the Conversion Date. Payments of principal on each Repayment Date shall be calculated on an amortization schedule which assures a maturity date ending four (4) years subsequent to the Conversion Date and which will be confirmed in writing to the Borrower by the Agent; provided, however, that the final installment under such Term Note shall be in the amount of the unpaid principal balance of such Term Note and shall be payable on the Final Maturity Date.

                  To the extent not previously paid, the Term Loan shall be due and payable on the Final Maturity Date. Each Term Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section
2.05. All principal
payments in respect of the Term Loan shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. No scheduled payment of principal in respect of the Term Loan shall be made to the extent that a lesser principal payment would result in the payment in full of the outstanding amount of the Term Loan, and such lesser amount is paid.

                  (c) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Term Note or Revolving Credit Note, as applicable, of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrower under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

                  SECTION 2.05. Interest on Loans. Subject to the provisions of
Section 2.05(c) and Section 2.08 hereof, each Alternate Base Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the applicable Interest Margin for Alternate Base Loans.

                  (a) Subject to the provisions of Section 2.05(c) and Section
2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the applicable Interest Margin for Eurodollar Loans.

                  (b) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date, the Conversion Date, the Revolving Credit Termination Date and on the Final Maturity Date. Interest on each Alternate Base Loan shall be computed based on the number of days elapsed in a year of 365 or 366 days, as the case may be. Interest on each Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrower and the Lenders of the interest rate so determined.

                  SECTION 2.06. Fees. The Borrower shall pay each Lender, through the Agent, (i) on the first Business Day of each January, April, July and October commencing October 1, 1998, (ii) on the date of any reduction of the Total Tranche A Revolving Credit Commitment or the Total Tranche B Revolving Credit Commitment pursuant to this Agreement including, without limitation,
Section 2.07 hereof and (iii) on the Revolving Credit Termination Date (but not on the Conversion Date), in immediately available funds, a commitment fee (the "Revolving Credit Commitment Fee") of one-half of one percent (1/2 of 1%) per annum on the average daily unused amount of the Total Revolving Credit Commitment of such Lender, during the quarter (or longer period commencing with the Closing Date or ending with the Revolving Credit Termination

Date) ending on such date. The Revolving Credit Commitment Fee due to each Lender under this Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and
(ii) the termination of the Total Revolving Credit Commitment of such Lender pursuant to this Agreement including, without limitation, pursuant to Section
2.07 hereof. The Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

                  (a) The Borrower shall pay the Agent the fees referenced in the Fee Letter pursuant to the terms thereof.

                  SECTION 2.07. Termination and Reduction of Revolving Credit Commitments. Upon at least three (3) Business Days' prior irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Tranche A Revolving Credit, ratably among the Lenders in accordance with the amounts of their Tranche A Revolving Credit Commitments; provided, however, that the Total Tranche A Revolving Credit Commitment shall not be reduced at any time to an amount less than the Tranche A Revolving Credit Loans outstanding under the Tranche A Revolving Credit Commitments and the Letter of Credit Usage at such time. Each partial reduction of the Total Tranche A Revolving Credit Commitment shall be in a minimum of $100,000 or an integral multiple of $100,000.

                  (a) Upon at least three (3) Business Days' prior irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Tranche B Revolving Credit, ratably among the Lenders in accordance with the amounts of their Tranche B Revolving Credit Commitments; provided, however, that the Total Tranche B Revolving Credit Commitment shall not be reduced at any time to an amount less than the Tranche B Revolving Credit Loans outstanding under the Tranche B Revolving Credit Commitments at such time. Each partial reduction of the Total Tranche B Revolving Credit Commitment shall be in a minimum of $100,000 or an integral multiple of $100,000.

                  (b) Simultaneously with any termination or reduction of the Total Commitment pursuant to this Section 2.07, the Borrower shall pay to each Lender, through the Agent, the Revolving Credit Commitment Fee accrued and unpaid through and excluding the date of such termination or reduction on the amount of the Total Revolving Credit Commitment of such Lender so terminated or reduced.

                  (c) The Total Commitment shall be permanently reduced on each date that a prepayment of principal of the Revolving Credit Loans is required pursuant to Section 2.09(d) or 2.09(e) hereof by the amount of each such required prepayment. In any event, (i) the Tranche A Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Revolving Credit Termination Date, and all Tranche A Revolving Credit Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon and (ii) the Tranche B Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the earlier of (i) the Revolving Credit Termination Date and (ii) the Conversion Date, and all Tranche B Revolving Credit Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon on the Revolving Credit Termination Date, if such date occurs earlier than the Conversion Date, or shall be converted to a Term Loan on the Conversion Date.

                  SECTION 2.08. Interest on Overdue Amounts; Alternate Rate of Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable to the Obligations outstanding pursuant to Section 2.05 in the case of Loans or Section 2.20 in the case of the letter of credit fees with respect to Letters of Credit.

                  (a) In the event, and on each occasion, that on the day two
(2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to the Required Lenders of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of such determination to the Borrower and the Lenders, and any request by the Borrower for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Prepayment of Loans. Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrower shall have the right to prepay any Loan at any time in whole or from time to time in part without penalty (except as otherwise provided for herein); provided, however, that each such partial prepayment of a Loan shall be in an integral multiple of $100,000.

                  (a) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.07 hereof or elsewhere in this Agreement, the Borrower shall pay or prepay so much of the Tranche A Revolving Credit Loans as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction and so much of the Tranche B Revolving Credit Loans as shall be necessary in order that the outstanding Tranche B Revolving Credit Loans is less than or equal to the Tranche B Revolving Commitment as so reduced or terminated. Any prepayments required by this paragraph (b) shall be applied to the applicable outstanding Revolving Credit Alternate Base Loans up to the full amount thereof before they are applied to the applicable outstanding Revolving Credit Eurodollar Loans; provided, however, that the Borrower shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent (if not previously applied, such cash collateral shall be applied by the Agent on the last day of the applicable Interest Period to repay outstanding Eurodollar Loans as they become due).

                  (b) The Borrower shall make prepayments of the Tranche A Revolving Credit Loans from time to time such that the Availability equals or exceeds zero at all times. Any prepayments required by this paragraph (c) shall be applied to outstanding Revolving Credit Alternate Base Loans that are Tranche A Revolving Credit Loans up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans that are Tranche A Revolving Credit Loans; provided, however, that the Borrower shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent (if not previously applied, such cash collateral shall be applied by the Agent on the last day of the applicable Interest Period to repay outstanding Eurodollar Loans as they become due).

                  (c) Within three (3) days of the receipt of Net Cash Proceeds from (i) the sale or other disposition of any assets of any of the Loan Parties or their subsidiaries (excluding sales permitted by Section 7.05(a) and up to $500,000 in the aggregate during the term of this Agreement of sales permitted by Section 7.05(b) and (j)) or of the capital stock of any of the Loan Parties or (ii) the consummation of the issuance of any debt securities not permitted by
Section 7.02 or Section 7.03 of any of the Loan Parties, the Borrower, unless otherwise consented to by the Required Lenders, shall make a mandatory prepayment of the Loans in an amount equal to 100% (or 50% in the case of the sale of assets that are no longer serviceable and productive as determined by the Agent in its reasonably discretion) of the Net Cash Proceeds received (excluding any net proceeds that are to be applied within 180 days of any sale or other disposition of assets to purchase replacement machinery and equipment; provided, however, that the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the amount of any proceeds in excess of that used for purchasing replacement machinery and equipment on such 180th day, and, if such net proceeds are greater than $50,000, pending such application or prepayment such net proceeds shall be maintained in a cash collateral account with the Agent on terms and conditions acceptable to the Agent), which Net Cash Proceeds shall be applied as set forth in paragraph (g) below. Nothing contained in this paragraph
(d) shall be or be deemed to be a consent to the sale of any assets or stock or the issuance of any stock or debt securities.

                  (d) Upon the occurrence of a Change of Control, the Borrower shall make a mandatory prepayment of the Loans in full.

                  (e) (i) Except as provided in clause (ii) below, promptly and in any event not more than three (3) days following the receipt by the Agent or the Borrower or any subsidiary of the Borrower of any (x) any net proceeds in excess of $500,000 (or, if there shall be continuing a Default or an Event of Default, of the full amount of net proceeds) of any casualty insurance required to be maintained pursuant to Section 6.03 hereof on account of each separate loss, damage or injury (each, a "Casualty Event") to any asset of the Borrower or any subsidiary of the Borrower (including, without limitation, any Collateral), or (y) net proceeds in excess of $500,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds) of any business interruption insurance required to be maintained pursuant to
Section 6.03 hereof on account of any business interruption event (each, a "BI Event") the applicable party receiving such proceeds shall notify the other of such receipt in writing, by facsimile or by telephone (promptly confirmed by written or facsimile notice), and not later than one Business Day following receipt by the Agent or the Borrower or subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph (g) below.

                  (i) In the case of the receipt of net proceeds described in clause (i) above with respect to a Casualty Event or BI Event, the Borrower may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), (x) in the case of proceeds received with respect to a BI Event, to use such proceeds in the ordinary course of Borrower's business and (y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding (referred to herein as a "Rebuilding") the relevant tangible property, and, in any such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election under clause (x) or clause (y) of this sentence. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is no continuing Default or Event of Default; (y) the Borrower shall have certified to the Agent that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrower, shall be sufficient to complete such Rebuilding in accordance in all material respects with all applicable laws, regulations and ordinances; and (ii) no Default or Event of Default has arisen or will arise as a result of such BI Event, Casualty Event or Rebuilding; and
(z) if the amount of net proceeds in question exceeds $1,000,000, the Borrower shall have obtained the written consent of the Required Lenders to such election.

                  (ii) In the event of an election under clause (ii) above, pending application of the net proceeds to business operations with respect to a BI Event or to Rebuilding with respect to a Casualty Event, the Borrower shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Credit Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrower solely for the applicable Rebuilding or ordinary course business operations, as the case may be; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Required Lenders shall elect. The Agent shall be entitled to require reasonable proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder and, in the case of Rebuilding, that the withdrawal is equivalent to the value of the improvements being rebuilt.

                  (f) When making a prepayment, pursuant to paragraph (a) above, the Borrower shall furnish to the Agent, not later than 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the date of such prepayment of Alternate Base Loans and (ii) three (3) Business Days prior to the date of such prepayment of Eurodollar Loans, written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to paragraph (d), (e) or (f)(i) above shall be applied as follows: (A) first, (i) prior to the Conversion Date, to outstanding Revolving Credit Alternate Base Loans that are Tranche B Revolving Credit Loans up to the full amount thereof and then to Revolving Credit Eurodollar Loans that are Tranche B Revolving Credit Loans up to the full amount thereof, and (ii) following the Conversion Date, with respect to the Term Loan, to outstanding Term Alternate Base Loans and then to outstanding Term Eurodollar Loans, to be applied 50% in the inverse order of their maturity and 50% pro rata over the remaining installments of principal up to the full amount thereof and (B) second, to outstanding Revolving Credit Alternate Base Loans that are Tranche A Revolving Credit Loans up to the full amount thereof and then to Revolving Credit Eurodollar Loans that are Tranche A Revolving Credit Loans up to the full amount thereof; provided, however, that if at the time of the making of any prepayment in accordance with clause (B), there are undrawn Letters of Credit outstanding, and there has occurred and is continuing an Event of Default, then in the discretion of the Agent, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate undrawn amount of all such outstanding Letters of Credit) shall be deposited by the Borrower in a cash collateral account to be held by the Agent for its own benefit and for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit; and, provided, however, that the Borrower shall not be required to make any prepayment of any Term Eurodollar Loan or Revolving Credit Eurodollar Loan required pursuant to this Section 2.09(g) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent (if not previously applied, such cash collateral shall be applied by the Agent on the last day of the applicable Interest Periods to repay outstanding Eurodollar Loans as they become due).

                  (g) All prepayments under this Section 2.09 shall be subject to Section 2.12 hereof.

                  (h) Except as otherwise expressly provided in this Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

                  (i) All prepayments of the Term Loan under this Section 2.09 shall be applied 50% in the inverse order of their maturity and 50% pro rata over the remaining installments of principal up to the full amount thereof. The amount of the Term Loan prepaid may not be reborrowed.

                  SECTION 2.10. Reserve Requirements; Change in Circumstances. Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), shall: (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any lending office of any Lender) to any charge, fee, deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid to either the Agent or any Lender with respect to any Eurodollar Loans made by such Lender to the Borrower or with respect to the obligations of any Lender under Sections 2.17 through 2.20 hereof or under any Letter of Credit (other than (x) taxes imposed on the overall net income of the Agent or such Lender, (y) franchise or capital taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office other than a connection arising solely from this Agreement); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than (x) taxes imposed on the overall net income of such Lender or the Agent, (y) franchise or capital taxes imposed on the

Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office other than a connection arising solely from this Agreement); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than (x) taxes imposed on the overall net income of such Lender or the Agent, (y) franchise or capital taxes imposed on the Agent or such Lender, in either case, by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office other than a connection arising solely from this Agreement); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by, such Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or in the Alternate Base Rate); or (iv) impose on any Lender or, with respect to Eurodollar Loans, the London interbank market, any other condition affecting this Agreement, Letters of Credit issued and maintained by or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan or Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender, then the Borrower shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction; provided that the Agent or applicable Lender has given notice to the Borrower of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under
Section 2.16 hereof or (y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to Section 2.16 hereof.

                  (a) If at any time and from time to time any Lender shall determine that the adoption after the date of this Agreement of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change after the date of this Agreement in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change after the date of this Agreement in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy issued or adopted after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrower of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

                  (b) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs
(a) and (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Agent the amount shown as due on any such statement within ten (10) days after its receipt of the same.

                  (c) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or any Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period or with respect to any Letter of Credit. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation.

                  (d) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.11. Change in Legality. Notwithstanding anything to the contrary herein contained, if after the date hereof, any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrower and to the Agent, such Lender may:

                           (i) declare that Eurodollar Loans will not thereafter
                  be made by such Lender hereunder (or be continued for additional Interest Periods and Alternate Base Loans will not thereafter be converted into Eurodollar Loans), whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn and any such request shall be deemed a request for an Alternate Base Loan; and

                           (ii) require that all outstanding Eurodollar Loans,
                  made by such Lender be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) if the Lender shall exercise its rights under
                  (i) or (ii) all payments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Alternate Base Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (a) For purposes of Section 2.11(a) hereof, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.12. Indemnity. The Borrower shall indemnify the Agent and each Lender against any loss or reasonable expense which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): (a) any failure of the Borrower to fulfill on the date of any Credit Event the applicable conditions set forth in Article V hereof applicable to it; (b) any failure of the Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; (c) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; or (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise). Such loss or reasonable expense shall include, without limitation, an amount as reasonably determined by such Lender equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to, in the case of a Loan, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. Any such Lender shall provide to the Borrower a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained in this Section 2.12 shall survive for one year after the expiration or termination of this Agreement and of the Letters of Credit.

                  (a) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.10 or 2.11, or the Borrower shall be required to make additional payments to any Lender under Section 2.16, the Borrower shall have the right, at its own expense, upon at least 60 days prior written notice to such Lender and the Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.03) all its interests, rights and obligations under this Agreement to one or more other financial institutions approved by the Agent (which approval shall not be unreasonably withheld) which shall assume such obligations. A Lender shall not be required to make any such transfer and assignment unless all Obligations owing to such Lender, including those pursuant to Sections 2.10, 2.11 and 2.16, have been paid in full, and no Lender shall be required to make any such transfer and assignment if prior thereto, as a result of a waiver, the circumstances entitling the Borrower to require such transfer and assignment cease to apply.

                  SECTION 2.13. Pro Rata Treatment; Assumption by and Delegation of Authority to the Agent. Except as permitted under Sections 2.10, 2.11, 2.12, 2.15(c) and 2.16 hereof, or as described in subsection (d) below each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Tranche A Revolving Credit Commitment and the Total Tranche B Revolving Credit Commitment shall be made pro rata among the Lenders in the proportions that their Tranche A Revolving Credit Commitments bear to the Total Tranche A Revolving Credit Commitment, that their Tranche B Revolving Credit Commitments bears to the Total Tranche B Revolving Credit Loan Commitment, or that the aggregate principal amount of such Lender's Term Loans bears to the aggregate principal amount of the Term Loans made by all Lenders, as the case may be.

                  (a) Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans or occurrence of other Credit Events hereunder subsequent to the Credit Events on the Closing Date, unless the Agent shall have been notified in writing by any Lender in accordance with the provisions of paragraph (c) below prior to the date of a proposed Credit Event that such Lender will not make the amount that would constitute its pro rata share of the applicable Credits on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Credit Event date, such Lender shall pay to the Agent on demand an amount equal to the product of
(i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's pro rata share of such

Credits, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Credit Event date to the date on which such Lender's pro rata share of such Credits shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such Credits is not in fact made available to the Agent by such Lender within three Business Days of such Credit Event date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder, on demand, from the Borrower.

                  (b) Unless and until the Agent shall have received notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to extend Credits hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Credits extended after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 2.13(b) above. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Agent (unless otherwise agreed by the Agent), the Agent shall be entitled to make the assumptions described in Section 2.13(b) above as to any Credits as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York time) on the Business Day next preceding the day on which such Credits are to be extended. The Agent shall not be required to extend a Lender's ratable portion of any Credits if it shall have received notice from such Lender of such Lender's intention not to make its ratable portion of such Credits available to the Agent. Any withdrawal of authorization as described under this Section 2.13(c) shall not affect the validity of any Credits extended prior to the effectiveness thereof.

                  (c) In the event that any Lender fails to fund its ratable portion (based on its applicable Tranche A Revolving Credit Commitment or Tranche B Revolving Credit Commitment) of any Revolving Credit Loan which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure or the termination of the Total Commitment, in the Agent's sole discretion, the proceeds of all amounts thereafter repaid to Agent for the benefit of the Lenders by the Borrower and otherwise required to be applied to such Lender's share of any other Obligation pursuant to the terms of this Agreement, may be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligation. Notwithstanding anything in this Agreement to the contrary:

                           (i) the foregoing provisions to this subsection (d)
                  shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.02;

                           (ii) any such Lender shall be deemed to have cured
                  its failure to fund at such time as an amount equal to such Lender's ratable portion (based on its applicable Tranche A Revolving Credit Commitment or Tranche B Revolving Credit Commitment) of the requested principal portion of such Revolving Credit Loan is fully funded to the Borrower whether made by such Lender itself or by operation of the terms of this subsection (d) and whether or not the Non Pro Rata Loan with respect thereto has been converted or continued;

                           (iii) amounts advanced to the Borrower to cure, in
                  full or in part, any such Lender's failure to fund its Revolving Credit Loans ("Cure Loans") shall bear interest at the rate applicable to Alternate Base Loans under Section 2.05 in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Alternate Base Loans;

                           (iv) Regardless of whether or not an Event of Default
                  has occurred and is continuing, and notwithstanding the instructions of the Borrower as to their desired application, all repayments of principal which would be applied to the outstanding Revolving Credit Alternate Base Loans shall be applied first, ratably to Revolving Credit Alternate Base Loans constituting Non Pro Rata Loans, second, ratably to Revolving Credit Alternate Base Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Revolving Credit Alternate Base Loans constituting Cure Loans;

                           (v) for so long as, and until the earlier of any such
                  Lender's cure of the failure to fund its ratable portion (based on its applicable Tranche A Revolving Credit Commitment or Tranche B Revolving Credit Commitment) of any Revolving Credit Loan and the termination of the Total Commitment, the term "Required Lenders" for all purposes of this Agreement shall exclude all Lenders whose failure to fund their ratable portion (based on their respective applicable Tranche A Revolving Credit Commitment or Tranche B Revolving Credit Commitment) of any Revolving Credit Loan have not been cured; and

                           (vi) for so long as, and until any such Lender's
                  failure to fund its ratable portion (based on its applicable Tranche A Revolving Credit Commitment or Tranche B Revolving Credit Commitment) of any Revolving Credit Loan is cured in accordance with this subsection (d), such Lender shall not be entitled to any Revolving Credit Commitment Fee with respect to its Total Revolving Credit Commitment.

                  SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Loan Party, including, but not limited to, a secured claim under Section 506 of Title 11 of the

United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note or exposure under the Letter of Credit Usage held by it as a result of which the unpaid principal portion of the Notes or exposure under the Letter of Credit Usage held by it shall be proportionately less than the unpaid principal portion of the Notes or exposure under the Letter of Credit Usage held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes or exposure under the Letter of Credit Usage held by such other Lender, so that the aggregate unpaid principal amount of the Notes and exposure under the Letter of Credit Usage and participations in Notes and exposure under the Letter of Credit Usage held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes and exposure under the Letter of Credit Usage then outstanding as the principal amount of the Notes and exposure under the Letter of Credit Usage held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and exposure under the Letter of Credit Usage outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower and Guarantors expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note or exposure under the Letter of Credit Usage deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a Note or exposure under the Letter of Credit Usage in the amount of such participation.

                  SECTION 2.15. Payments and Computations. The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent at its offices at 200 Jericho Quadrangle, Jericho, New York 11753 for the account of the Lenders, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. The Agent may charge, when due and payable, any of the Borrower's accounts with the Agent (including, without limitation, the Borrower's revolving credit loan account) with the Agent for all interest, principal and Revolving Credit Commitment Fees or other fees owing to the Agent or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrower shall make any such payments upon demand.

                  (a) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without setoff, counterclaim or deduction of any kind. If Agent determines at any time that any amount received by Agent under this Agreement must be returned to the Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to the Borrower or such other person, without setoff, counterclaim or deduction of any kind.

                  (b) The outstanding principal balance of Tranche A and Tranche B Revolving Credit Loans may fluctuate from day to day, through Agent's disbursement of funds to, and receipt of funds from the Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Tranche A Revolving Credit Loans and payments may be settled according to the following procedures. On the third Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of each such Lender's actual dollar investment and its ratable portion (based on its Tranche A Revolving Credit Commitment) of the outstanding principal balance of Tranche A Revolving Credit Loans as of the close of business on the third Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual dollar investment in the outstanding principal balance of Tranche A Revolving Credit Loans to such Lender's ratable portion (based on its Tranche A Revolving Credit Commitment) of the outstanding principal balance of Tranche A Revolving Credit Loans as of any Settlement Date (based on the outstanding balances as of the close of business on the third Business Day immediately preceding such Settlement Date), the party from which such payment is due will pay the other, in immediately available funds, by wire transfer to the other's account not later than 2:00 p.m. (New York time) on the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its ratable portion (based on its Tranche A Revolving Credit Commitment) of any requested Tranche A Revolving Credit Loan available to Agent for disbursement on the date of funding applicable to such Tranche A Revolving Credit Loan in accordance with Sections 2.02(d) and 2.03 hereof. Notwithstanding these procedures, each Lender's obligation to fund its portion of each Tranche A Revolving Credit Loan made by Agent to Borrower will commence on the date such advance is made by Agent.

                  SECTION 2.16. Taxes. Any and all payments by the Borrower for the account of the Agent of any Lender hereunder shall be made, in accordance with Section 2.15 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

                           (i) in the case of the Agent and each Lender (or any
                  transferee or assignee thereof (any such entity, a "Transferee")), (A) taxes imposed or based on its net income, and franchise or capital taxes imposed on it (including withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), or (B) taxes payable under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof (or in effect on the date (i) a Transferee becomes a party to this Agreement or (ii) a new Applicable Lending Office is designated), but not any increase in withholding tax resulting from any subsequent change in such laws,

                           (ii) taxes (including withholding taxes) imposed by
                  reason of the failure of the Agent or any Lender or any Transferee, in each case that is organized outside the United States, to comply with Section 2.16(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder), and

                           (iii) taxes imposed by reason of any connection
                  between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office, other than a connection arising solely from this Agreement and the other Loan Documents

(the taxes referred to in the foregoing clauses (i), (ii) and (iii) individually or collectively being called "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

                  (a) In addition, the Borrower agrees to pay to the relevant governmental authority in accordance with applicable United States law any present or future stamp or documentary or similar taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                  (b) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes paid directly by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses other than those resulting primarily from a failure by the Lender or the Agent to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender shall become aware that it is entitled to receive a refund in respect of any Taxes or Other Taxes, it shall promptly notify the Borrower thereof and shall promptly apply for such refund. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrower hereunder, such Lender shall promptly notify the Borrower of such refund and such Lender shall promptly repay such refund to the Borrower, provided that the Borrower, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

                  (c) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, the Borrower will furnish to the Agent, at its address referred to in Section
11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

                  (d) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder.

                  (e) Each Lender or Transferee that is organized outside of the United States (a "Non-U.S. Lender") shall deliver to the Borrower or any Guarantor, as the case may be, (with copies to the Agent) on the date hereof (or, in the case of a Transferee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 or any subsequent version thereof, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Non-U.S. Lender shall promptly notify the Borrower and the Agent of any change in its Applicable Lending Office and such Non-U.S. Lender shall on or before the date such Non-U.S. Lender changes its Applicable Lending Office, deliver to the Borrower or such Guarantor, as the case may be (with copies to the Agent) such forms described in the preceding sentence revised as necessary to reflect the change in such Non-U.S. Lender's Applicable Lending Office. The Borrower or such Guarantor, as the case may be, shall be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to this Section 2.16(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this Section 2.16(f), then (i) the Borrower shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.16(a) to the extent such withholding is required by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

                  (f) Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this
Section 2.16 (including, without limitation, changing its Applicable Lending Office, transferring Loans to an Affiliate and seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by such Lender or the Agent that would result in any tax, cost or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrower pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

                  SECTION 2.17. Issuance of Letters of Credit. Upon the request of the Borrower, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of letters of credit as the Agent requires of its customers generally, the Agent shall from time to time open documentary or standby letters of credit (each, a "Letter of Credit" and collectively, the "Letters of Credit") for the account of the Borrower, the aggregate undrawn amount of all outstanding Letters of Credit not at any time to exceed $2,000,000; provided, however, that the Borrower may not request the Agent to open a Letter of Credit if after giving effect thereto (measured by the face amount of such Letter of Credit) Availability would be less than zero. The issuance of each Letter of Credit shall be made on at least three (3) Business Days' prior written notice from the Borrower to the Agent, at its Domestic Lending Office, which written notice shall be an application for a Letter of Credit on the Agent's customary form completed to the satisfaction of the Agent, together with the proposed form of the Letter of Credit (which shall be satisfactory to the Agent) and such other certificates, documents and other papers and information as the Agent may reasonably request. The Agent shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Agent or any Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any (i) documentary Letter of Credit shall not be later than 120 days from the date of issuance thereof and (ii) any standby Letter of Credit shall not be later than 360 days from the date of issuance thereof, and, in any event, no Letter of Credit shall have an expiration date later than 30 days prior to the Revolving Credit Termination Date or, if the Borrower has provided cash collateral to be maintained in a cash collateral account with the Agent on terms and conditions acceptable to the Agent, 180 days past the Revolving Credit Termination Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrower or any of its subsidiaries.

                  SECTION 2.18. Payment of Letters of Credit; Reimbursement. Upon the issuance of any Letter of Credit, the Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit equal to such Lender's pro rata (based on its Tranche A Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. At such time as the Agent shall advise each Lender of its outstanding balance of Tranche A Revolving Credit Loans pursuant to Section 2.15(c) hereof, the Agent will also advise such Lender of its present letter of credit exposure under the Letters of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic (promptly confirmed in writing) or facsimile notice to the Lenders and the Borrower of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 a.m., New York City time on the date such payment is to be made, pay the amounts required to the Agent in New York, New York in immediately available funds, and the Agent, not later than 3:00 P.M. on such day, shall make the appropriate payment to the beneficiary of such Letter of Credit. If in accordance with the prior sentence the Lenders shall pay any draft presented under a Letter of Credit, then the Agent, on behalf of the Lenders, shall charge the revolving credit loan account of the Borrower with the Agent for the amount thereof, together with the Agent's customary overdraft fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment and the Borrower shall not otherwise have discharged such reimbursement obligation by 11:00 a.m., New York City time, on the date of such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrower shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to Alternate Base Loans hereunder plus two percent (2%), payable on demand. The obligations of the Borrower under this Section 2.18 to reimburse the Lenders and the Agent for all drawings under Letters of Credit shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

                  (a) any lack of validity or enforceability of any Letter of Credit;

                  (b) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender) or any other person in connection with this Agreement or any other transaction;

                  (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) payment by the Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

                  (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this Section, constitute legal or equitable discharge of the Borrower's obligations under this Section.

                  It is understood that in making any payment under any Letter of Credit (x) the Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

                  SECTION 2.19. Agent's Actions with respect to Letters of Credit. Any Letter of Credit may, in the discretion of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

                  SECTION 2.20. Letter of Credit Fees. The Borrower agrees to pay to the Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Interest Margin for Eurodollar Loans from time to time in effect, minus 1/4 of 1% on the average daily amount of such Lender's pro rata share of the Letter of Credit Usage (excluding any portion attributable to unreimbursed drawings) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Tranche A Revolving Credit Commitment terminates and the date on which such Lender ceases to have any share of the Letter of Credit Usage, as well as the Agent's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following each such period, commencing October 1, 1998; provided that all such fees shall be payable on the date on which the Total Tranche A Revolving Credit Commitment terminates and any such fees accruing after the date on which the Total Tranche A Revolving Credit Commitment terminates shall be payable on demand. Any other fees payable to the Agent pursuant to this paragraph shall be payable on demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

III.     COLLATERAL SECURITY

                  SECTION 3.01. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrower shall duly execute and deliver, or cause each other Grantor to duly execute and deliver, the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance reasonably satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Collateral.

                  SECTION 3.02. Filing and Recording. The Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded, registered and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. The Borrower, to the extent permitted by law, hereby authorizes the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be recorded and/or refiled at the time and in the manner reasonably requested by the Agent.

IV.      REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants for itself and its subsidiaries to each of the Lenders that both before and after giving effect to the consummation of the Transactions:

                  SECTION 4.01. Organization, Legal Existence. The Borrower and each of its subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where the nature of its business so requires (all such jurisdictions being listed in Schedule 4.01 annexed hereto), except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of its subsidiaries has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and, with respect to the Borrower, to borrow hereunder and to execute and deliver the Notes.

                  SECTION 4.02. Authorization. The execution, delivery and performance by each of the Loan Parties of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrower, the execution and delivery by the Borrower of the Notes and the grant of security interests in the Collateral created by the Security Documents (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate, partnership or limited liability company action, as the case may be, and, if required, stockholder, partner, or member, as the case may be, action on the part of the applicable Loan Party and (b) will not (i) violate
(A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of the Borrower, or its subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Borrower, or its subsidiaries, or (C) any provision of any material indenture, material agreement or other material instrument to which the Borrower, or its subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, material agreement or other material instrument referred to in (b)(i)(C) above except where any such conflict, violation, breach or other default referred to in (i) or (ii) would not reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for its own benefit and for the benefit of the Lenders) upon any property or assets of the Borrower, or its subsidiaries.

                  SECTION 4.03. Governmental Approvals. No registration or filing with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, except for (a) such registrations, filings, consents, approvals or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect or (b) such as have been made or obtained or (c) the filings necessary to perfect the Liens created by the Security Documents.

                  SECTION 4.04. Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the applicable Loan Party enforceable against such Loan Party in accordance with its terms subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

                  SECTION 4.05. Material Adverse Change. Except as set forth in
Schedule 4.05 annexed hereto, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its subsidiaries taken as a whole since March 31, 1998.

                  SECTION 4.06. Litigation; Compliance with Laws; Etc. Except as set forth in Schedule 4.06(a) annexed hereto (which shall set forth a brief description thereof and an analysis of the expected disposition thereof), there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting the Borrower or any of its subsidiaries or the businesses, assets or rights of the Borrower or any of its subsidiaries (i) which involve any of the Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of the Borrower to conduct business substantially as now conducted, or would reasonably be expected to result in a Material Adverse Effect.

                  (a) Except as set forth in Schedule 4.06(b) annexed hereto, neither the Borrower nor any of its subsidiaries is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality where such violation or default would reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.07. Financial Statements. The Borrower has heretofore furnished to the Agent Consolidated balance sheets and statements of income and cash flows of the Borrower (i) dated as of December 31, 1995, December 31, 1996 and December 31, 1997 audited by and accompanied by the opinion of independent public accountants and (ii) dated as of March 31,1998 for the three month period then ended and prepared by management with comparative information to the March 31, 1997 quarterly period. Such balance sheets and statements of income and cash flows present fairly in all material respects the Consolidated financial condition and results of operations of the Borrower and its Consolidated subsidiaries as of the dates and for the periods indicated, and such audited balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its subsidiaries, as of the dates thereof.

                  (a) The Borrower has heretofore furnished to the Agent projected income statements, balance sheets and cash flows of the Borrower on a Consolidated basis for a three (3) year period (quarterly for the remainder of 1998 and annually for the following two (2) years), such projections disclosing all material assumptions made by the Borrower in formulating such projections and giving effect to the Transactions. The projections are based upon estimates and assumptions, all of which were believed by management to be reasonable in light of the conditions which existed at the time the projections were made and have been prepared on the basis of the assumptions stated therein.

                  (b) The Borrower has heretofore furnished to the Agent a Consolidated and consolidating pro forma balance sheet of the Borrower and which sets forth information before and after giving effect to the Transactions.

                  (c) The financial statements referred to in this Section 4.07 have been prepared in accordance with GAAP, except that the unaudited statements do not contain footnotes and are subject to year-end audit adjustments.

                  SECTION 4.08. Federal Reserve Regulations. Neither the Borrower nor any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (a) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation T, U or X thereof. If requested by any Lender, and if required by applicable law, the Borrower or any subsidiary shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

                  SECTION 4.09. Taxes. The Borrower and each of its subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof. The Borrower and each of its subsidiaries has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it, in writing, except as permitted by Section 6.04, except to the extent that the nonpayment of such taxes would not reasonably be expected to result in a Material Adverse Effect. No Federal income tax returns of the Borrower or any of its subsidiaries have been audited by the United States Internal Revenue Service and neither the Borrower nor any of its subsidiaries has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. Neither the Borrower nor any of its subsidiaries is party to or has any obligation under any tax sharing agreement.

                  SECTION 4.10. Employee Benefit Plans. Except where the incorrectness of any of the following would not reasonably be expected to have a Material Adverse Effect:

                  (i) No Reportable Event has occurred or is continuing with respect to any Pension Plan.

                  (ii) Neither the Borrower nor any ERISA Affiliate has committed a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA, nor, to the Borrower's knowledge, has any such prohibited transaction occurred.

                  (iii) Neither the Borrower nor any ERISA Affiliate is obligated to contribute to a Pension Plan or a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which the Borrower, any subsidiary of the Borrower or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

                  (iv) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

                  (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

                  (vi) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer Plans) are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

                  (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrower or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any Plan or any fiduciary thereof (in its capacity as such). None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

                  (viii) All of the Plans materially comply currently, and have materially complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under
Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would materially adversely affect such qualification.

                  SECTION 4.11. No Material Misstatements. The information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of the Loan Parties to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, however, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and used reasonable assumptions in the preparation of such information, report, financial statement, exhibit or schedule.

                  SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its subsidiaries is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Borrower nor any of its subsidiaries is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.13. Security Interest. Upon the due filing of UCC-1 financing statements, the delivery of the Collateral under the Pledge Agreement and the filing of assignments for security with the United States Patent and Trademark Office, each of the Security Documents creates and grants to the Agent, for its own benefit and for the benefit of the Lenders, a legal, valid and perfected first priority (except as permitted pursuant to Section 7.01 hereof) Lien in the collateral identified therein to the extent a Lien can be perfected in such Collateral by the taking of the foregoing actions. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 hereof.

                  SECTION 4.14. Use of Proceeds. All proceeds of the borrowing under the Total Tranche A Revolving Credit Commitment shall be used to provide for working capital requirements and for general corporate purposes of the Borrower.

                  (a) All proceeds of each borrowing under the Tranche B Revolving Credit Commitment shall be used to finance the consideration required for Permitted Acquisitions in accordance with the definition of Permitted Acquisition.

                  SECTION 4.15. Subsidiaries. As of the Closing Date, Schedule
4.15 annexed hereto sets forth each subsidiary, Affiliate and joint venture of the Borrower, its jurisdiction of incorporation, its capitalization and ownership of capital stock of each such person.

                  SECTION 4.16. Title to Properties; Possession Under Leases; Trademarks. The Borrower and each of its subsidiaries have good title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as have been disposed of in the ordinary course of business or as permitted by this Agreement, and except where lack of title or a valid leasehold interest does not materially interfere with the ability of the Borrower or any of its subsidiaries to conduct its business as now conducted. All interests of such persons in such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 hereof.

         (a) The Borrower and each of its subsidiaries has complied with all material obligations under all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and the Borrower and each of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (b) The Borrower and each of its subsidiaries owns or controls all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of the Borrower and each of its subsidiaries. To its knowledge, neither the Borrower nor any of its subsidiaries is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of the Borrower or any subsidiary thereof, threatened, against the Borrower or any of its subsidiaries with respect to any of the rights or property referred to in this Section 4.16(c).

         SECTION 4.17. Solvency. The fair salable value of the assets of the Borrower and its Consolidated subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Consolidated subsidiaries, as they become absolute and mature.

         (a) The assets of the Borrower and its Consolidated subsidiaries do not constitute unreasonably small capital for the Borrower and its Consolidated subsidiaries to carry out their business as now conducted and as proposed to be conducted.

         (b) Neither the Borrower nor any of its subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and any of its subsidiaries, and of amounts to be payable on or in respect of debt of the Borrower and any of its subsidiaries).

         (c) Neither the Borrower nor any of its subsidiaries believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

         SECTION 4.18. Permits, etc. The Borrower and each of its subsidiaries possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents of all Federal, state and local governmental authorities except where the failure to do so does not materially interfere with the ability of such Loan Party to conduct its business as currently conducted (collectively, "Permits"), each such Permit is and will be in full force and effect, the Borrower and each of its subsidiaries is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

         SECTION 4.19. Compliance with Environmental Laws. Except as disclosed in Schedule 4.19 hereto: (i) the operations of the Borrower and its subsidiaries comply with all applicable Environmental Laws except for any such non-compliance which would not reasonably be expected to result in a Material Adverse Effect;
(ii) the Borrower and its subsidiaries and all of their present facilities or operations, as well as to the actual knowledge of the Borrower and its subsidiaries their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting
(a) any Environmental Law, (b) any Remedial Work, or (c) any Environmental Claims, arising from the Release of a Contaminant into the environment which, in each case, would reasonably be expected to result in a Material Adverse Effect;
(iii) to the best of the knowledge of the Borrower and its subsidiaries, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment in each case which would reasonably be expected to result in a Material Adverse Effect; (iv) neither the Borrower nor, to the actual knowledge of the Borrower, any of its subsidiaries nor any predecessor of the Borrower or any of its subsidiaries has filed any written notice with any applicable state or Federal governmental authority under any Environmental Law indicating within the last three (3) years treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment in each case which would reasonably be expected to result in a Material Adverse Effect; (v) neither the Borrower nor any of its subsidiaries has been notified in writing by any governmental authority or any legal representative of any person that it has any material liability in connection with any Release of any Contaminant into the environment in each case which would reasonably be expected to result in a Material Adverse Effect; (vi) none of the operations of the Borrower or any of its subsidiaries involves the generation, transportation, treatment or disposal of Hazardous Materials in violation of Environmental Law in each case which would reasonably be expected to result in a Material Adverse Effect; (vii) neither the Borrower nor any of its subsidiaries has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the actual knowledge of the Borrower and its subsidiaries neither has any lessee, prior owner, or other person in each case which would reasonably be expected to result in a Material Adverse Effect; (viii) no underground storage tanks or surface impoundments are on any property of the Borrower and its subsidiaries in each case which would reasonably be expected to result in a Material Adverse Effect; and (ix) to the actual knowledge of the Borrower and its subsidiaries, no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Borrower and its subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.20. No Change in Credit Criteria or Collection Policies. There has been no material change in credit criteria or collection policies concerning account receivables of the Borrower since December 31, 1997.

         SECTION 4.21. Employee Matters. Except as disclosed in Schedule 4.21 hereto, (a) neither the Borrower nor any of its subsidiaries nor any of such person's employees is subject to any collective bargaining agreement, (b) to the knowledge of Borrower, no petition for certification or union election is pending with respect to the employees of Borrower or any of its subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower or any of its subsidiaries and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of Borrower threatened between Borrower or any of its subsidiaries and their respective employees, other than employee grievances arising in the ordinary course of business none of which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. The Loan Parties are in compliance with all employment laws applicable to each of such Loan Parties except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.22. Year 2000. The cost to the Borrower of reprogramming and testing of the Borrower's and its subsidiaries' computer systems and related equipment to permit proper functioning in and following the year 2000 (including, without limitation, reprogramming errors) will not reasonably be expected to result in a Material Adverse Effect.


V.  CONDITIONS OF CREDIT EVENTS

         The obligation of each Lender to make Loans and extend other Credits hereunder shall be subject to the following conditions precedent:

         SECTION 5.01. All Credit Events. On each date on which a Credit Event is to occur:

         (a) The Agent shall have received a notice of borrowing as required by
    Section 2.03 hereof or a request for the issuance of a Letter of Credit pursuant to Section 2.17 hereof.

         (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

         (c) The Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

         (d) The Agent shall have received a certificate signed by a Financial Officer of the Borrower (i) as to the compliance with (b) and (c) above and
    (ii) with respect to each Tranche A Revolving Credit Loan and each Letter of Credit, demonstrating that after giving effect thereto Availability is zero or greater.

         (e) With respect to each Tranche A Revolving Credit Loan and each Letter of Credit, the Agent shall have received, at least two days prior to the requested Credit Event, a certificate substantially in the form of
    Schedule 6.05(j) hereto executed by the Financial Officer of the Borrower demonstrating compliance with the Borrowing Base as at the end of the prior month, unless the Agent has already received such certificate for the prior month in accordance with Section 6.05(j) hereof.

         (f) With respect to each Tranche B Revolving Credit Loan, the Agent shall have received (i) a certificate signed by a Responsible Officer certifying that the conditions set forth in the applicable clause of the definition of Permitted Acquisition are satisfied with respect to the related Permitted Acquisition and (ii) all documents reasonably requested by the Agent in connection with the related Permitted Acquisition.

         SECTION 5.02. First Borrowing. The obligations of the Lenders in respect of the first Credit Event hereunder is subject to the following additional conditions precedent:

         (a) The Lenders shall have received the favorable written opinion of counsel for the Borrower and each of the Guarantors and Grantors, substantially in the form of Exhibit C hereto, dated the Closing Date, addressed to the Lenders and satisfactory to the Agent.

         (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrower, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from the Secretary of State or other appropriate official of each state in which it is qualified to do business, in each case dated as of a recent date; (ii) a certificate of the Secretary of the Borrower, each Grantor and each Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in item (B) below, (B) that attached thereto is a true and complete copy of resolutions adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable;
    (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

         (c) The Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section
    5.01 hereof and the conditions set forth in this Section 5.02.

         (d) Each Lender shall have received its Tranche A Revolving Credit Note and Tranche B Revolving Credit Note duly executed by the Borrower, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

         (e) The Agent shall have received the Security Documents and certificates evidencing the Pledged Stock, together with undated stock powers executed in blank, each duly executed by the applicable Grantors.

         (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC Reporter Service, listing all effective financing statements which name as debtor the Borrower, any Guarantor or any Grantor and which are filed in the appropriate offices in the states or other applicable jurisdictions in which are located the chief executive office and other operating offices of such person, together with copies of such financing statements or of the security agreements to which such filings relate. With respect to any Liens not permitted pursuant to Section 7.01 hereof, the Agent shall have received termination statements in form and substance satisfactory to it.

         (g) Each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for its own benefit and for the benefit of the Lenders a first priority perfected Lien in the Collateral (subject to the Liens permitted by Section
    7.01 hereof) shall have been prepared for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Agent shall have received a duly executed copy of each such filing, registration or recordation, ready for immediate filing, registration or recordation.

         (h) The Agent shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to the Borrower, each Guarantor and each Grantor in the jurisdictions in which the Borrower, each Guarantor and each Grantor is doing business and/or in which any Collateral is located, and in which Uniform Commercial Code filings have been made against the Borrower, each Guarantor and each Grantor pursuant to paragraph (g) above.

         (i) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them:

             (i) the most recent (dated within thirty (30) days of the Closing Date) schedule and aging of accounts receivable and inventory designations of the Borrower;

             (ii) evidence that the Borrower has raised not less than $100,000,000 in cash net proceeds from an IPO;

             (iii) evidence of the compliance by the Borrower with Section 6.03 hereof;

             (iv)   the financial statements described in Section 4.07 hereof;

             (v) evidence that the Transactions are in compliance with all material applicable laws and regulations;

             (vi) evidence of payment of all fees owed to the Agent and the Lenders by the Borrower under this Agreement, the Commitment Letter, the Fee Letter or otherwise;

             (vii) evidence that all requisite third party consents (including, without limitation, consents with respect to the Borrower and each of the Grantors and Guarantors) to the Transactions have been received;

             (viii) copies of all major customer, supplier contracts and employment and non-compete agreements with respect to the Borrower and its subsidiaries;

             (ix) evidence that there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its subsidiaries since March 31, 1998;

             (x) evidence of the repayment in full of exiting credit arrangements and the termination of all commitments to lend thereunder, and the termination of all security interests securing such indebtedness as required under paragraph (f) above; and

             (xi) evidence that, except as disclosed on Schedule 4.06(a), there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its subsidiaries or any of their respective businesses, assets or rights which involve any of the Transactions.

         (j) The Borrower shall have utilized no more than $5,300,000 of the Total Revolving Credit Commitment on the Closing Date.

         (k) The Agent shall have received and had the opportunity to review and determine to be in form and substance reasonably satisfactory to it:

             (i) copies of all real property lease agreements entered into by the Borrower and Guarantors;

             (ii) copies of all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of the Borrower, its subsidiaries, Grantors or Guarantors which are to remain outstanding after consummation of the Transactions; and

             (iii) copies of all material contracts with third party payors.

         (l) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Agent, shall have received payment in full for all reasonable legal fees charged, and all reasonable costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

         (m) The corporate structure and capitalization of the Loan Parties shall be satisfactory to the Lenders in all respects.

         (n) All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their reasonable discretion.

         (o) The Borrower shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Agent.

         (p) The Borrower and the Agent (or another financial institution acceptable to the Agent) shall have entered into lockbox and cash management arrangements pursuant to documentation satisfactory in form and substance to the Agent.

         (q) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.


VI. AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any fee, expense or other Obligation payable hereunder shall be unpaid, it will, and will cause each of its subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

         SECTION 6.01. Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence except as otherwise permitted by Section 7.05.

         SECTION 6.02. Businesses and Properties. At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and governmental orders (whether Federal, state or local in all applicable jurisdictions) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to employment matters, public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance of any of which would reasonably be expected to have a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.03. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the property of the Borrower against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, and in no event at any time in an amount less than the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for bodily injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its subsidiaries, as is customary with companies similarly situated and in the same or similar businesses, (d) maintain business interruption and product liability insurance to such extent as is customary with companies similarly situated and in the same or similar businesses, and (e) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Agent for its own benefit and for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

         SECTION 6.04. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable party, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claims and enforcement of a Lien or
(ii) any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.05. Financial Statements, Reports, Etc. Furnish to the Agent, with copies for each of the Lenders:

         (a) within 90 days after the end of each Fiscal Year, (i) Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the Consolidated financial condition of the Borrower and its Consolidated subsidiaries as of the close of such Fiscal Year and the results of their Consolidated operations during such year, (ii) a Consolidated and consolidating statement of shareholders' equity, and (iii) a Consolidated and consolidating statement of cash flow, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, all the foregoing Consolidated financial statements to be audited by a "Big 6" accounting firm or any other independent public accountants acceptable to the Agent and accompanied by an opinion of such accountants (which opinion shall not contain any qualification with respect to a departure from GAAP or a limitation on the scope of the auditor's engagement), and to be in form and substance acceptable to the Agent;

         (b) within 45 days after the end of each of the first three (3) fiscal quarters of the Borrower, (i) unaudited Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the Consolidated financial condition and results of operations of the Borrower and its Consolidated subsidiaries as of the end of each such quarter and during such quarter, (ii) a Consolidated and consolidating statement of shareholders' equity and (iii) a Consolidated and consolidating statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such quarter, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, in each case prepared and certified by the Financial Officer of the Borrower as presenting fairly in all material respects the Consolidated financial condition and results of operations of the Borrower and its Consolidated subsidiaries and as having been prepared in accordance with GAAP (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments;

         (c) Intentionally Omitted.

         (d) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrower or any subsidiaries with the Securities and Exchange Commission pursuant to the requirements of applicable securities legislation, including the Securities Act of 1933 or the Securities Exchange Act of 1934;

         (e) (i) concurrently with any delivery under (a) or (b) above, a certificate of the firm or person referred to therein (x) which certificate shall, in the case of the certificate of a Financial Officer of the Borrower, certify that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.07, 7.08, 7.09, 7.10 and 7.11 hereof) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which certificate, in the case of the certificate furnished by the independent public accountants referred to in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event certify that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default or Event of Default has occurred under any of the covenants set forth in Sections 7.07, 7.08, 7.09, 7.10 and 7.11 hereof (such certificate to include calculations demonstrating compliance with such covenants) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and shall in addition certify that in the course of preparing the audit and the certificate referred to herein, such accountants have not become aware of the occurrence of any other Default or Event of Default and, if such a Default or Event of Default has occurred, specifying the nature thereof; provided, however, that any certificate delivered concurrently with (a) above shall be accompanied by a supplemental certificate confirming the accuracy of the accountants' certificate and signed by a Financial Officer of the Borrower;

         (f) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Borrower and its subsidiaries;

         (g) within 30 days of the end of each fiscal month, an aging schedule of the Receivables and payables of the Borrower in the form of the aging schedule of Receivables dated May 31, 1998 previously furnished to the Agent and a certificate executed by a Financial Officer of the Borrower with respect to inventory designations substantially in the form of Schedule 6.05(g) hereto;

         (h) prior to the beginning of each Fiscal Year, a summary of business plans and financial projections (including, without limitation, with respect to Capital Expenditures) for the Borrower and its subsidiaries for such Fiscal Year (including quarterly Consolidated and consolidating balance sheets, statements of income and of cash flow) and annual projections for the next two Fiscal Years thereafter prepared by management and in form and detail (including, without limitation, principal assumptions and projected covenant compliance) satisfactory to the Required Lenders;

         (i) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to governmental agencies and/or its shareholders;

         (j) so long as any Tranche A Revolving Credit Loan or Letter of Credit is outstanding, within 30 days after the end of each fiscal month, a certificate substantially in the form of Schedule 6.05(j) hereto executed by a Financial Officer of the Borrower demonstrating compliance as at the end of each month with the Borrowing Base; and

         (k) such other information as the Agent or any Lender may reasonably request.

         SECTION 6.06. Litigation and Other Notices. Give the Agent prompt written notice of the following:

         (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

         (b) the filing or commencement of any action, suit or proceeding against the Borrower or any of its subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could (A) reasonably be expected, individually or in the aggregate, to materially impair the ability of any of the Loan Parties to conduct business substantially as now conducted, or could reasonably be expected to result in a Material Adverse Effect, or (B) materially impair the right of the Borrower or a subsidiary thereof to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

         (c) immediately upon becoming aware thereof, notice to the Agent of the breach by any party of any material agreement with any of the Loan Parties;

         (d) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) taken or which is proposed to be taken with respect thereto;

         (e) immediately upon becoming aware thereof, notice to the Agent of any loss or destruction of, or substantial damage to, any material portion of the Collateral, and any other matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral; and

         (f) any development in the business or affairs of the Borrower or any of its subsidiaries which has had or which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.07. ERISA. Pay and discharge promptly any material liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither the Borrower nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

         (a) Deliver to the Agent, promptly, and in any event within 10 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, (ii) the Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by the Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) upon request, the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by the Borrower or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a material liability under Section 4062, 4063, 4064 or 4069 of ERISA or
    Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) the Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii) together with a statement signed by a Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

         SECTION 6.08. Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as the Agent may reasonably request, permit any authorized representative designated by the Agent to visit and inspect the properties and financial records of the Borrower and its subsidiaries and to make extracts from such financial records at the Agent's expense, and permit any authorized representative designated by the Agent to discuss the affairs, finances and condition of the Borrower and its subsidiaries with the appropriate Financial Officer and such other officers as the Borrower shall deem appropriate and the Borrower's independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrower and a Responsible Officer of the Borrower shall have the right to be present at any such meeting. Any Lender may accompany the Agent on any visit and inspection and participate in any discussion and upon the occurrence and continuance of an Event of Default any Lender in its own right may visit and inspect to the same extent and on the same terms as the Agent, all reasonable expenses of the Agent or any Lender after the occurrence and continuance of an Event of Default to be paid by the Borrower. The Agent shall have the right to audit the existence and condition of the accounts receivables, inventory, books and records of the Borrower and its subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents; provided, however, that the Borrower shall not be required to pay for more than one such audit so long as no Default or Event of Default has occurred and is continuing.

         SECTION 6.09. Use of Proceeds. Use the proceeds of the Credits only for the purposes set forth in Section 2.17 and Section 4.14 hereof.

         SECTION 6.10. Fiscal Year-End. Cause its Fiscal Year to end on December 31 in each year.

         SECTION 6.11. Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest (subject to the Liens permitted by Section 7.01) created by the Security Documents in the Collateral.

         SECTION 6.12. Additional Grantors and Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect domestic subsidiary (subject to the provisions of Section 7.06 hereof) and cause each direct or indirect domestic subsidiary not in existence on the date hereof to enter into a Guarantee of the Obligations in form and substance satisfactory to the Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause the direct parent of each subsidiary to pledge (x) all of the capital stock owned by such direct parent of (i) each domestic subsidiary, (ii) each other investment in a person made pursuant to clauses (a) or (b) of the definition of Permitted Acquisitions and (iii) each other investment in a person made pursuant to clause (c) of the definition of Permitted Acquisitions where such direct parent has acquired 20% or more of such person, and (y) 662/3% of the capital stock owned by such direct parent of each foreign subsidiary, pursuant to the Pledge Agreement, and cause each such subsidiary to pledge its accounts receivable and all other assets of the type pledged pursuant to the Security Agreement.

         SECTION 6.13. Environmental Laws. Comply, and cause each of their subsidiaries and use their best efforts to cause their tenants or other licensed users of their owned properties to comply, in all material respects with the provisions of all Environmental Laws, and shall keep their properties and the properties of its subsidiaries free of any Lien imposed pursuant to any Environmental Law except where any non-compliance or Lien would not reasonably be expected to result in a Material Adverse Effect. The Borrower shall not cause or suffer or permit, and shall not suffer or permit any of its subsidiaries to cause or suffer or permit, the property of the Borrower or its subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used, generated, produced, processed, handled, stored, transported or disposed of in the ordinary course of business of the Borrower and its subsidiaries or in connection with any investigation or remediation of any applicable property, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law except where any non-compliance would not reasonably be expected to result in a Material Adverse Effect.

         (a) Supply to the Agent copies of all material Permits and all submissions by the Borrower or any of its subsidiaries to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of friable asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Borrower or any of its subsidiaries) on or regarding the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties in each case that relate to matters that would reasonably be expected to result in a Material Adverse Effect. The Borrower shall also permit and authorize, and shall cause its subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders. The Agent and the Lenders agree that they shall schedule any meeting with any such consultants, attorneys or other persons through the Borrower and a Responsible Officer of the Borrower shall have the right to be present at any such meeting.

         (b) Promptly (and in no event more than five (5) Business Days after the Borrower has actual knowledge or is otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

         (i) the Borrower, any subsidiary of the Borrower, or any tenant or other occupant of any property of the Borrower or such subsidiary receives written notice of any claim, complaint, charge or notice of a violation of any Environmental Law that would reasonably be expected to result in a Material Adverse Effect;

         (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries, in amounts that are required to be reported under Environmental Law or Hazardous Materials at levels or in amounts that are required to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater in each case which would reasonably be expected to result in a Material Adverse Effect;

         (iii) the Borrower or any of its subsidiaries is or may be liable for any costs of cleaning up or otherwise remedying a Release of Hazardous Materials that would reasonably be expected to result in a Material Adverse Effect;

         (iv) any part of the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries is or may be subject to a Lien under any Environmental Law that would reasonably be expected to result in a Material Adverse Effect; or

         (v) the Borrower or any of its subsidiaries undertakes any Remedial Work with respect to any Hazardous Materials that would reasonably be expected to result in a Material Adverse Effect.

         (c) Without in any way limiting the scope of Section 11.04(c) and in addition to any obligations thereunder, the Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law except to the extent such liability, loss, damage, suit, action or proceeding arises out of the gross negligence or wilful misconduct of any Lender, the Agent or any of their authorized representatives. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by the Borrower or any of its subsidiaries is located provide that a Lien upon such property of the Borrower or such subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty days after written notice that a Release has occurred is given by the Agent to the Borrower or such subsidiary, the Borrower or such subsidiary shall take appropriate action in the exercise of its reasonable business judgment with respect to the Release. To the extent any Hazardous Materials located in or under a specific property either results in the imposition of a Lien on the property or would reasonably be expected to result in a Material Adverse Effect, the remediation thereof to the extent necessary to comply with applicable Environmental Law shall be an affirmative covenant of the Borrower hereunder.

         (d) In the event that any Remedial Work is required to be performed by the Borrower or any of its subsidiaries under any applicable Environmental Law, any judicial order, or by any governmental entity, the Borrower or such subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders; provided, however, that such Remedial Work shall not be required so long as it shall be contested in good faith by appropriate proceedings and the applicable party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend any requirement that such Remedial Work be performed.

         (e) Within 120 days after the Closing Date, provide the Agent with the results of updated environmental audits, with respect to the Borrower's owned and leased properties and operations, each of which shall be conducted by a firm satisfactory to the Agent and the Lenders, and the scope, methodology and results of each environmental audit shall be satisfactory to the Agent in all respects.

         SECTION 6.14. Pay Obligations to Lenders and Perform Other Covenants.
(a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein, subject to applicable cure and grace periods, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

         SECTION 6.15. Maintain Operating Accounts. Maintain all of its operating accounts and cash management arrangements with the Agent or with other financial institutions approved by the Agent and on terms (which shall include obtaining blocked account agreements) satisfactory to the Agent in its reasonable discretion.

         SECTION 6.16. Year 2000. Take all actions necessary to permit the proper functioning, in and following the year 2000 of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface and which are within the control of the Borrower) and the testing of all such systems and equipment, as so programmed, unless the failure to take such actions would not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.17. Landlord and Mortgagee Waivers. Within 60 days of the Closing Date, obtain and deliver to the Agent appropriate landlord and/or mortgagee waivers with respect to each material Collateral location, in form and substance reasonably satisfactory to the Agent or make rent escrow arrangements with the Agent (covering at least three months rent).


VII. NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other Obligation payable hereunder shall be unpaid, it will not and will not cause or permit any of its subsidiaries and, in the case of Section 7.16 hereof, any ERISA Affiliate to, either directly or indirectly:

         SECTION 7.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

         (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security or similar laws (not including any lien described in Section 412(m) of the Code);

         (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 30 days or which are being contested in compliance with Section 6.04;

         (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in compliance with Section 6.04;

         (d) zoning restrictions, easements, rights of way licenses, flowage rights, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor defects or irregularities of title and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (e) purchase money Liens granted in connection with the incurrence of Indebtedness permitted by Section 7.03(vi) hereof, to the vendor or person financing the construction, acquisition or improvement of property, plant or equipment, provided that (i) such Lien is limited to the particular assets constructed, acquired or improved, (ii) the debt secured by the Lien does not exceed 100% of the amount financed for the construction, acquisition or improvement cost (including transaction costs and indemnities customarily secured by a Lien of such type) of the specific assets on which the Lien is granted, (iii) such Lien arises and the Indebtedness secured thereby is created within 120 days of the completion of such construction of such acquisition or of such improvement or are incurred to extend, renew or refinance such Liens and Indebtedness incurred within such 120-day period and (iv) such transaction does not otherwise violate this Agreement;

         (f) Liens existing on the date of this Agreement and set forth in
    Schedule 7.01 annexed hereto; provided, however, that the Indebtedness with respect to such existing Lien shall not exceed the amount corresponding to such Lien set forth in Schedule 7.01;

         (g) Liens created in favor of the Agent for its own benefit and for the benefit of the Lenders pursuant to the Loan Documents;

         (h) Liens and deposits securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

         (i) judgment Liens securing judgments and decrees, which would not constitute an Event of Default under paragraph (j) of Article VIII;

         (j) Liens on property prior to the acquisition thereof by the Borrower, or any subsidiary thereof, provided that such Lien is not created in contemplation of or in connection with such acquisition and such Lien does not apply to any other property;

         (k) Liens that arise automatically under Environmental Laws provided that the Borrower is in compliance with Section 6.13 and any such Lien would not reasonably expected to result in a Material Adverse Effect; or

         (l) Liens arising from the refinancing of Indebtedness secured by Liens permitted by paragraphs (e), (f) and (j) above on terms that are not materially disadvantageous to the Agent or the Lenders, but without any increase of the Indebtedness secured thereby.

         SECTION 7.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby the Borrower or any of its subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrower or such subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for sale and lease-back transactions in the ordinary course of business not to exceed $2,000,000 in the aggregate during the term of this Agreement.

         SECTION 7.03. Indebtedness. Incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness secured by Liens permitted under
Section 7.01, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but not the extension, renewal or refunding thereof, unless any such extension, renewal or refunding is on terms that are not materially disadvantageous to the Agent or the Lenders as compared to the original Indebtedness, (iii) Indebtedness incurred hereunder, (iv) Indebtedness to trade creditors incurred and deposits from customers received in the ordinary course of business, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) purchase money Indebtedness (including Capital Lease Obligations) to finance Capital Expenditures permitted by Section
7.07 hereof provided that any Lien granted with respect to such Indebtedness is permitted by Section 7.01(e) hereof, (vii) Subordinated Indebtedness in connection with Permitted Acquisitions, but only if there is compliance with the coverage test set forth therein, (viii) interest rate and currency protection agreements occurring in the ordinary course of business; (ix) other unsecured Indebtedness in addition to that permitted above not to exceed $1,000,000 in the aggregate at any one time outstanding; (x) Indebtedness owing by the Borrower or any Guarantor to another such person; (xi) Guarantees of Indebtedness permitted under this Agreement; and (xii) Indebtedness of subsidiaries created or acquired in connection with a Permitted Acquisition, to the extent such Indebtedness existed on the date of such Permitted Acquisition, was not created in anticipation thereof and a schedule of such Indebtedness has been provided to the Agent and the incurrence thereof would not cause an Event of Default, but not the extension, renewal or refunding thereof, unless any such extension, renewal or refunding is on terms that are not materially disadvantageous to the Agent or the Lenders as compared to the original Indebtedness.

         SECTION 7.04. Dividends, Distributions and Payments. Declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities (other than common stock) or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose, except that (i) any subsidiary of the Borrower may pay dividends or make other distributions to the Borrower and (ii) so long as no Default or Event of Default shall have occurred and be continuing or result therefrom, and, in addition, prior to the fiscal quarter ending September 30, 2000, the Leverage Ratio of the Borrower and its subsidiaries is not greater than 2.50:1.00, the Borrower may pay dividends or make other distributions in any Fiscal Year following delivery of (x) with respect to any payment to be made in the first fiscal quarter, the financial statements for the prior Fiscal Year required to be delivered pursuant to Section 6.05(a) and with respect to any payment to be made in any other fiscal quarter, the financial statements for the prior fiscal quarter to be delivered pursuant to Section 6.05(b), (y) the certificate required to be delivered concurrently therewith pursuant to Section 6.05(e) and (z) a certificate of a Financial Officer of the Borrower, certifying that to the best of his or her knowledge no Default or Event of Default has occurred and including calculations demonstrating compliance, after taking into account the making of the proposed dividend or distribution, with the covenants set forth in Sections 7.09 and 7.10 hereof (and prior to the fiscal quarter ending September 30, 2000, Section 7.09 and the Leverage Ratio test set forth in this Section 7.04).

         SECTION 7.05. Consolidations, Mergers and Sales of Assets. Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person; provided, however, that the foregoing shall not prohibit:

         (a) purchases and sales of inventory in the ordinary course;

         (b) (i) sales of assets (excluding capital stock of a subsidiary) not to exceed $500,000 in the aggregate in any Fiscal Year and $2,000,000 in the aggregate during the term of this Agreement and (ii) sales of worn out, obsolete, scrap or surplus assets;

         (c) sales of accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment permitted by Section 7.14;

         (d) leases, subleases and licenses in the ordinary course of business (subject to any restrictions contained in the Security Documents);

         (e) Capital Expenditures permitted by Section 7.07;

         (f) liquidation of investments permitted pursuant to Sections 7.06(a) through (e);

         (g) so long as at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the merger or consolidation of (i) any subsidiary incorporated in the United States with or into any other subsidiary incorporated in the United States,
    (ii) any Guarantor into the Borrower, (iii) any subsidiary incorporated outside the United States with or into any other subsidiary incorporated outside the United States and (iv) any subsidiary incorporated outside the United States with or into any other subsidiary incorporated in the United States, subject to a reasonable tax review, which review shall be delivered to or made available to the Agent promptly upon completion, to determine whether such merger would have a Material Adverse Effect, and in each case, in which no person other than the Borrower or any such subsidiary receives consideration and the Agent in its sole discretion is satisfied that the surviving person has assumed all Obligations of the person merging with or consolidating into such surviving person and that there has been no Material Adverse Effect with respect to the Collateral;

         (h) Permitted Acquisitions;

         (i) dividends permitted by Section 7.04 to the extent that such dividends are deemed to be a transfer of assets; and

         (j) sale and lease-back transactions permitted by Section 7.02.

         SECTION 7.06. Investments. Own, purchase or acquire any stock, obligations, assets (not in the ordinary course of business) or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

         (a) certificates of deposit, time deposits and money market accounts in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $500,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and certificates of deposit in dollars offered by money market mutual funds meeting the criteria in (c) below;

         (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

         (c) investments in money market mutual funds having assets in excess of $2,000,000,000;

         (d) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

         (e) federally tax exempt securities rated A or better by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

         (f) investments in the stock of any subsidiary existing on the Closing Date, but not any additional investments therein;

         (g) existing investments as set forth on Schedule 7.06 annexed hereto and renewals, replacements and extensions thereof;

         (h) investments in non-cash consideration received in connection with a permitted sale of assets (subject to the granting of a Lien as required by the Security Documents);

         (i) investments arising from transactions by any Loan Party or any of its subsidiaries with customers or suppliers in the ordinary course of business, including, without limitation, endorsements of negotiable instruments and debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers or in settlement of delinquent obligations of, or other disputes with, customers or suppliers, arising in the ordinary course of business (subject to the granting of a Lien as required by the Security Documents);

         (j) loans or advances to employees (i) to cover payroll, travel, relocations and similar expenses, arising in the ordinary course or (ii) to allow such employees to exercise options in the stock of the Borrower, so long as the aggregate amount of such loans and advances does not exceed $500,000 at any one time outstanding;

         (k) Capital Expenditures and other purchases permitted under other provisions of this Agreement;

         (l) Indebtedness permitted by Section 7.03; and

         (m) transactions permitted pursuant to Section 7.05.

provided that, in each case mentioned in (a), (b), (d) and (e) above, such obligations shall mature not more than one year from the date of acquisition thereof.

         SECTION 7.07. Capital Expenditures. Permit the aggregate amount of payments made for Capital Expenditures (other than Capital Expenditures made with proceeds of insurance as permitted pursuant to Section 2.09(e) or sales of assets as permitted pursuant to exception (b) of Section 7.05), including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under
Section 7.01(e) hereof, to exceed $2,000,000 for the Borrower and its subsidiaries in any Fiscal Year; provided, however, if the aggregate amount of such payments in any such period are less than the maximum amount indicated above for such period, then the unused portion may be carried forward for the immediately succeeding period only and any amounts carried forward will be deemed used first before the maximum amount for the period into which such amount was carried forward has been used.

         SECTION 7.08. Rental Obligations. Incur, create, assume or permit to exist, in respect of leases of real and personal property (other than finance leases), monetary rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or insurance premiums, other than
(x) those set forth on Schedule 7.08 annexed hereto and any renewal or replacement thereof and (y) other such obligations incurred in the ordinary course of business or representing increased rental costs in replacing existing rental facilities in an aggregate amount for the Borrower and its subsidiaries not to exceed (i) $1,500,000 for the Fiscal Year ending December 31, 1998 and
(ii) in any Fiscal Year thereafter, an amount equal to the amount of the preceding Fiscal Year increased by fifteen percent (15%).

         SECTION 7.09. Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio of the Borrower and its subsidiaries at the end of any fiscal quarter, commencing with the fiscal quarter ending September 30, 1998, to be less than 1.25:1.00.

         SECTION 7.10. Leverage Ratio. Permit the Leverage Ratio of the Borrower and its subsidiaries at the end of any fiscal quarter to be greater than the respective amounts set forth below for the fiscal quarter indicated:

                   Period                                              Ratio
                   ------                                              -----

each fiscal quarter commencing with
the fiscal quarter ending September 30, 1998
through the fiscal quarter ending June 30, 2000                      3:00:1.00

each fiscal quarter commencing with
the fiscal quarter ending September 30, 2000
through the fiscal quarter ending June 30, 2001                      2:50:1.00

each fiscal quarter thereafter                                       2:00:1.00

         SECTION 7.11. Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Borrower and its subsidiaries at the end of any fiscal quarter to be less than the respective amounts set forth below for the fiscal quarter indicated:

                   Period                                              Ratio
                   ------                                              -----

each fiscal quarter commencing with
the fiscal quarter ending September 30, 1998
through the fiscal quarter ending June 30, 2000                      3:00:1.00

each fiscal quarter commencing with
the fiscal quarter ending September 30, 2000
through the fiscal quarter ending December 31, 2001                  4:00:1.00
each fiscal quarter thereafter                                       5:00:1.00

         SECTION 7.12. Availability. Permit Availability at any time to be less than zero.

         SECTION 7.13. Business. Alter the nature of its business as operated on the date of this Agreement in any material respect.

         SECTION 7.14. Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business and (ii) the sale of any such accounts to the Agent.

         SECTION 7.15. Use of Proceeds. Permit the proceeds of any Credit Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, or for any purpose other than those set forth in Section 2.17 or Section 4.14 hereof.

         SECTION 7.16. ERISA. Engage in any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

         (a) Terminate any Pension Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any ERISA Affiliate to the PBGC.

         (b) Fail to make payment when due of all material amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

         (c) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

         SECTION 7.17. Accounting Changes. Make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP.

         SECTION 7.18. Prepayment or Modification of Indebtedness; Modification of Charter Documents. Directly or indirectly prepay, redeem, purchase or retire (other than at stated maturity) any Indebtedness, including, without limitation, any Subordinated Indebtedness, other than Indebtedness incurred hereunder.

         (a) Modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness, unless approved by the Required Lenders in their reasonable discretion.

         (b) Modify, amend or alter their certificates or articles of incorporation or other constitutive documents to the extent such would be adverse to the Lenders in any material respect.

         SECTION 7.19. Transactions with Affiliates. Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of the Borrower, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

         SECTION 7.20. Negative Pledges, Etc. Enter into any agreement (other than this Agreement or any other Loan Document or any agreement relating to any Indebtedness permitted pursuant to Sections 7.03(ii) and (vi) but only with respect to the property securing such Indebtedness) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document; provided, that the foregoing shall not apply to (i) any restrictions with respect to a subsidiary pursuant to an agreement relating to any Indebtedness incurred by such subsidiary on or prior to the date on which such subsidiary becomes a subsidiary and outstanding on such date, (ii) any restriction pursuant to an agreement effecting a refinancing of Indebtedness referred to in clause (i) above contained in any amendment or modification with respect to such Indebtedness so long as the restrictions contained in any such agreement, amendment or modification are no more restrictive in any material respect with respect to the matters referred to in clauses (a) and (b) above than the restrictions with respect to the Indebtedness being refinanced, amended or modified or (iii) in the case of clause (a) above, customary non-assignment provisions of any leases governing a leasehold interest or of any supply, license or other agreement entered into in the ordinary course of business of the Borrower or any subsidiary.


VIII. EVENTS OF DEFAULT

         In case of the happening of any of the following events (herein called "Events of Default"):

         (a) any representation or warranty made or deemed made by any Loan Party in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

         (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, Letters of Credit, or any other Loan Document, the Commitment Letter or Fee Letter or in connection with any other Credit Event when and as the same shall become due and payable;

         (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to (i) Sections 6.01, 6.03, 6.05 (other than subsections (a), (b) and (e)), 6.08 (with respect to inspection, visitation and audits), 6.09, 6.10, 6.14, and 6.15 or Article VII hereof or any of the Notes, (ii) the provisions of subsections (a), (b) and (e) of Section 6.05 and such default shall continue for a period of three (3) Business Days (provided that such grace period shall only be available a maximum of three times) or (iii) any other terms of this Agreement (other than as specified in (a), (b), (c) or (d)(i) or (d)(ii) above) or any other Loan Document (other than this Agreement and the Notes) and such default with respect to any such other terms shall continue for a period of 30 days;

         (e) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
    (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

         (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

         (g) default shall be made with respect to any Indebtedness of any Loan Party (excluding Indebtedness outstanding hereunder) which either individually or taken together with other such Indebtedness as to which a default has occurred shall exceed $250,000 if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease;

         (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA,
    (iii) the receipt of notice by any Loan Party, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan, (iv) any other event or condition exists which might, in the reasonable opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of
    Section 4062, 4063, 4064 or 4201 of ERISA and (vii) any Loan Party or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, and in each case in clauses (i) through
    (vii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the reasonable opinion of the Agent, would result in a Material Adverse Effect;

         (i) any Loan Party or any ERISA Affiliate (x) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, (y) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner, and (z) the payment of such withdrawal liability would, in the reasonable opinion of the Agent, result in a Material Adverse Effect;

         (j) a judgment (not reimbursed by insurance policies of any Loan Party) or decree for the payment of money, a fine or penalty which when taken together with all other outstanding judgments, decrees, fines and penalties shall exceed $250,000 shall be rendered by a court or other tribunal against any Loan

    Party and (i) shall remain undischarged or unbonded for a period of 45 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to levy upon assets or properties to enforce such judgment, decree, fine or penalty;

         (k) this Agreement, any Note, any of the Security Documents or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and to general principles of equity), or a Lien affecting a material portion of the Collateral purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected Lien (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

         (l) a Change of Control shall occur;

         (m) any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than sixty (60) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of a Loan Party if, in the case of any of the foregoing, such event or circumstance would reasonably be expected to result in a Material Adverse Effect; or

         (n) a Lien or Liens, individually or in the aggregate exceeding $250,000 arising from unpaid Federal, state or local taxes shall be filed against any Loan Party's properties or assets;

then, and in any such event (other than an event described in paragraph (e) or (f) above with respect to the Borrower), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and the obligations of the Lenders to issue Letters of Credit hereunder; (ii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit to be forthwith due and payable, and (iii) require that the Borrower remit to the Agent cash collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit at such time, such cash collateral to be held by the Agent for its own benefit and the benefit of the Lenders in a cash collateral account on terms and conditions satisfactory to the Agent (such cash collateral to the extent not applied to satisfy the Obligations shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived), whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default of the Borrower described in paragraph (e) or (f) above, the Total Commitment and the obligation of the Lenders to issue Letters of Credit shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and any other liabilities of the Borrower accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, any thing contained herein or in the Notes to the contrary notwithstanding.


IX. AGENT

         In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such actions and powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct. For its services as Agent, the Borrower has agreed to pay The Chase Manhattan Bank an administration fee which has been negotiated between the parties.

         The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder which are paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by the Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

         In the event that (a) the Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default (the Agent being deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender), the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrower and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not the Agent of the Lenders hereunder.

         The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

         Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith.

         The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

         The Agent and the Borrower may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided in Section 11.03 by such payee to the Agent and the Borrower and such transfer is otherwise in accordance with Section 11.03.

         With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or other affiliate thereof as if it were not the Agent. Each of the Lenders hereby acknowledges that the Agent and/or one or more Affiliates of the Agent may at any time and from time to time be a holder of equity interests in a Loan Party.

         Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Total Revolving Credit Commitment hereunder) of any expenses incurred for its own benefit and/or for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

         With respect to the release of Collateral, the Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the other Loan Documents (i) upon termination of the Total Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any certificate, without further inquiry); or (iii) constituting property leased to the Borrower or any subsidiary under a lease which has expired or been terminated or is about to expire and which has not been, and is not intended by the Borrower or such subsidiary to be, renewed or extended; provided, however, that (x) the Agent shall not be required to execute any release on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

         With respect to perfecting the Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code or any comparable provision of any Lien perfection statute in any applicable jurisdiction, can be perfected only by possession, each Lender hereby appoints each other Lender for the purpose of perfecting such interest. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent, and, promptly upon the Agent's request, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any Collateral for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

         In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Loan Party, the Agent is authorized to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of Obligations owed by such Loan Party. With respect to any such proof of claim which the Agent may file, each Lender acknowledges that without reliance on such proof of claim, such Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such Obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent, subject, so long as no Event of Default shall have occurred and be continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, subject, so long as no Event of Default shall have occurred and be continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld, appoint a successor Agent which shall be a bank with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders. The Lenders further hereby acknowledge that the Agent is not acting as the fiduciary of, or the trustee for, any of the Lenders and except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agent by or relating to the Borrower or any of its subsidiaries.


X.  MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER COLLATERAL

         SECTION 10.01. Collection of Receivables; Management of Collateral. The Borrower will, at its own cost and expense, (i) arrange for remittances on Receivables of the Borrower to be made directly to lockboxes designated by the Agent or in such other manner as the Agent may direct, and (ii) promptly deposit, or cause to be deposited, all payments received by the Borrower on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of the Borrower necessary for deposit or collection), subject to withdrawal by the Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrower for and as the Lenders' property and shall not be commingled with the Borrower's other funds. Upon the occurrence and during the continuance of any Default or Event of Default, all remittances and payments that are deposited in accordance with the foregoing will be applied by the Agent to reduce the outstanding balance (or if such balance is reduced to zero, to be held by the Agent as cash collateral, subject to withdrawal by the Borrower) of the Revolving Credit Loans, subject to final collection in cash of the item deposited and subject to the assessment of a two-day collection charge.

         Upon the occurrence and continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not, without the Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, in the ordinary course of its business.

         (a) (i) The Borrower hereby constitutes the Agent or the Agent's designee as such person's attorney-in-fact with power, upon the occurrence and continuance of an Event of Default, to endorse such person's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign such person's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and the Total Commitment is terminated.

         (ii) The Agent, without notice to or consent of the Borrower, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

         (b) Nothing herein contained shall be construed to constitute the Borrower as agent of the Agent or any Lender for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence or willful misconduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

         (c) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Borrower and the Borrower shall reimburse the Agent for any amount paid upon demand and the Agent may charge the Borrower's account therefor. The Borrower shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Receivables.

         SECTION 10.02. Receivables Documentation. The Borrower will, in addition to the monthly Receivables agings delivered pursuant to this Agreement, at such intervals as the Agent may reasonably require, furnish, or cause to be furnished, such further schedules and/or information as the Agent may reasonably require relating to the Receivables, including, without limitation, sales invoices. In addition, the Borrower shall notify the Agent of any material non-compliance in respect of the representations, warranties and covenants contained in Section 10.03 hereof. The items to be provided under this Section
10.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral; the Borrower's failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

         SECTION 10.03. Status of Receivables and Other Collateral. The Borrower covenants, represents and warrants that: (a) it shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by it; (b) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrower, or work, labor and/or services theretofore rendered by the Borrower; (c) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable is not subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrower's business; (d) none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable state or Federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and to general principles of equity); (e) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge (without independent inquiry), each Customer, guarantor or endorser with respect to such Receivable is solvent and will continue to be fully able to pay all Eligible Receivables on which it is obligated in full when due; (f) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless all documents and agreements relating to such Receivable shall be materially true and correct and in all material respects what they purport to be; (g) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge (without independent inquiry), all signatures and endorsements that appear on all documents and agreements relating to such Receivable shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as are customary for businesses similarly situated; (i) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless it shall have immediately notified the Agent as to any accounts arising out of contracts with the United States or any department, agency or instrumentality thereof, and shall have executed any instruments and taken any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional collateral; (k) it shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; and (l) it is not nor shall it be entitled to pledge the Lenders' credit on any purchases or for any purpose whatsoever.

         SECTION 10.04. Monthly Statement of Account. The Agent shall render to the Borrower each month a statement of the Borrower's account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrower unless the Agent receives a written statement of the Borrower's exceptions within 30 days after such statement was rendered to the Borrower.

         SECTION 10.05. Collateral Custodian. Upon the occurrence and during the continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrower hereby agrees to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by the Agent by reason of the employment of the custodian shall be paid by the Borrower on demand and then added to the Obligations if not paid.


XI. MISCELLANEOUS

         SECTION 11.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail or sent by telecopy addressed,

         (a) if to the Borrower, Guarantors, or Grantors, at American Bank Note Holographics, Inc., 399 Executive Boulevard, Elmsford, New York 10523,
    Attention: ____________, (title), (Telecopy No. ____________) with a copy to Paul, Hastings, Janofsky & Walker, LLP, at 1055 Washington Boulevard, Stamford, Connecticut 06901, Attention: Mario J. Ippolito, Esq. (Telecopy No. 203-359-3031);

         (b) if to the Agent, at The Chase Manhattan Bank, 600 Fifth Avenue, 4th Floor, Asset Based Lending, New York, New York 10020-2302, Attention: Credit Deputy (Telecopy No. 212-332-4299), with a copy to Kaye, Scholer, et al., LLP, at 425 Park Avenue, New York, New York 10022, Attention: Jeffrey M. Epstein, Esq. (Telecopy No. 212-836-7151); and

         (c) if to any Lender, at the address or telecopy number set forth below its name in Schedule 2.01(a) or (b) annexed hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or sent by overnight courier service or five
(5) days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when receipt is acknowledged if sent by facsimile, in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party.

         SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or any of its subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and the occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

         SECTION 11.03. Successors and Assigns; Participations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

         (a) Each Lender, without the consent of the Borrower or the Agent, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment and the Loans owing to it and undrawn Letters of Credit and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10, 2.12 and 2.16 hereof (provided such participant shall have complied with the terms thereof), but only to the extent any of such Sections would be available to the Lender which sold such participation, and shall not be entitled to receive any greater amount than the selling Lender would be entitled to receive and (iv) the Borrower, the Guarantors, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that such Lender shall retain the sole right and responsibility to enforce the obligations of the Loan Parties relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to decreasing any fees payable hereunder or the amount of principal or the rate of interest payable on the Loans, or extending the dates fixed for any payment of principal pursuant to
Section 2.04(c) or interest on the Loans or increasing or extending the Commitments or the release of all Collateral.

         (b) Each Lender may assign by novation, to any one or more banks or other entities with the prior written consent of the Agent and, so long as no Default or Event of Default is continuing, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Note or Notes held by it), provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit and Notes,
(ii) (a) prior to the Conversion Date, the amount of the Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in an aggregate minimum principal amount of $5,000,000, the amount of the Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment retained by such Lender shall not be less than $10,000,000 or shall be zero and the aggregate amount of the Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment to be held by such assignee from all sources shall not be less than $10,000,000, and (b) after the Conversion Date, the amount of the Tranche A Revolving Credit Commitment and the Term Loans of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in an aggregate minimum principal amount of $3,000,000, the amount of the Tranche A Revolving Credit Commitment and the Term Loans retained by such Lender shall not be less than $3,000,000 or shall be zero and the aggregate amount of the Tranche A Revolving Credit Commitment and the Term Loans to be held by such assignee from all sources shall not be less than $3,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $5,000 and (iv) the Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in the form provided to such Assignee by the Agent. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent and the Borrower, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.16 and 11.04, as well as any fees accrued for its account hereunder and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, and that its Total Revolving Credit Commitment and the outstanding balance of its Loans and participations in Letters of Credit, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under this Agreement, or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and confirms that it has received a copy of this Agreement and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Agent shall maintain at its address referred to in Section
11.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Tranche A Revolving Credit Commitment or Tranche B Revolving Credit Commitment, as the case may be, of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the other Loan Parties, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the other Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the Notes subject to such assignment, any processing and recordation fee and, if required, an Administrative Questionnaire and the written consents to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to the portion of the Tranche A Revolving Credit Commitment and the portion of the Tranche B Revolving Credit Commitment or of the Term Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment or Term Loan hereunder, new Notes to the order of the assigning Lender in an amount equal to the Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment or Term Loan retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, or, with respect to the Term Notes, the principal amount of the Term Notes outstanding at such time as evidenced by the Term Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 and Exhibit A-2 or Exhibit B, as the case may be. Notes surrendered to the Borrower shall be canceled by the Borrower.

         (f) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Information relating to the Borrower received from such Lender to the extent required pursuant to Section 11.11.

         SECTION 11.04. Expenses; Indemnity. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the enforcement or protection of its rights, including but not limited to the reasonable fees and disbursements of counsel for the Agent and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. The Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (a) The Borrower indemnifies the Agent and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent, any Lender or any such person is a party thereto (i) the use of any of the proceeds of the Loans, (ii) this Agreement, any of the Loan Documents or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, or (iv) breach of any representation or warranty; provided, however, that such indemnity shall not, as to the Agent or any Lender or such person, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Lender or such person.

         (b) The Borrower indemnifies, and agrees to defend and hold harmless the Agent and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrower or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom to the extent required to be in compliance with this Agreement except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

         (c) The provisions of this Section 11.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 11.04 shall be payable on written demand therefor.

         SECTION 11.05. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

         SECTION 11.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Agent, each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or the Guarantors against any and all of the obligations of the Borrower or the Guarantors now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

         SECTION 11.07. Payments on Business Days. Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         (a) All payments by the Borrower hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section
11.01 hereof.

         SECTION 11.08. Waivers; Amendments. No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Borrower or the Guarantors therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         (a) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or interest on, any Note or reduce the rate of interest on any Note, (ii) increase the Tranche A Revolving Credit Commitment or the Tranche B Revolving Credit Commitment of any Lender, extend the Revolving Credit Termination Date, the Conversion Date or the Final Maturity Date, modify the provisions of Section 2.04(c), increase any percentage or amount contained in the definition of Borrowing Base or amend or modify the provisions of this Section, Section 2.06 with respect to decreasing any fee or extending the time for payment thereof, Section 2.13, Section 4.14 or
Section 11.04 hereof or the definition of "Required Lenders," or (iii) release any Guarantee or any material portion of Collateral (except as may be expressly permitted by the Loan Documents), in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification, amendment or waiver authorized in accordance with this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

         (b) In the event that the Borrower requests, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 11.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrower and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 11.08(b) above, with the written consent of the Borrower and such Required Lenders, the Borrower and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders") solely to provide for (i) the termination of the Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment of each Minority Lender, (ii) the assignment in accordance with Section 11.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in the Total Revolving Credit Commitments described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Tranche A Revolving Credit Commitment and/or Tranche B Revolving Credit Commitment, (iv) the payment to the Minority Lenders by the Borrower of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrower shall deem necessary in order to effect the changes specified in clauses (i) through (iv) hereof.

         SECTION 11.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes or any of the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         SECTION 11.10. Entire Agreement; Waiver of Jury Trial, Etc. This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the transactions hereunder (other than the Fee Letter) is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

         (a) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the transactions hereunder.

         (b) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(b) of this Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

         (c) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

         SECTION 11.11. Confidentiality. The Agent and each of the Lenders agrees to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information"). Not withstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information (who will be informed of the confidential nature thereof) in connection with its participation in the transactions hereunder or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority (in any which case notice will be provided to the Borrower and any other applicable Loan Party to the extent not prohibited by law); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than a Loan Party or any of their respective subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by a Loan Party or any of their respective subsidiaries; (iv) to the extent the any Loan Party or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 11.03(g) hereof.

         SECTION 11.12. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Loan Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         (a) Each of the Loan Parties hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) Each of the Loan Parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in
Section 11.01 hereof.

         (c) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party, the Borrower or any Guarantor in any other jurisdiction.

         SECTION 11.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon, at the Federal Funds Effective Rate (as defined in the Alternate Base Rate) to the date of repayment, shall have been received by such Lender.

         SECTION 11.14. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent.

         SECTION 11.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.


XII. GUARANTEES

         Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

         Each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan

Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent for the Obligations or any of them; or (d) the failure of any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

         Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender in favor of the Borrower or any other person.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

         Each Guarantor hereby subordinates until all Obligations have been indefeasibly paid in cash all rights of subrogation against the Borrower and its property and all rights of indemnification, contribution and reimbursement from the Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

         IN WITNESS WHEREOF, the Borrower, Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                                     By: /s/ Joshua C. Cantor
                                         ---------------------------------
                                         Name: Joshua C. Cantor
                                         Title: President

                                 THE CHASE MANHATTAN BANK, as Administrative and Collateral Agent and as Lender

                                 By: /s/ ROBERT J. ARTH
                                     ----------------------------------------
                                     Name:  Robert J. Arth
                                     Title: Vice President

                                 SOCIETE GENERALE, as Documentation Agent and as Lender

                                 By: /s/ JERRY PARISI
                                     ----------------------------------------
                                     Name:  Jerry Parisi
                                     Title: Director

                                                                   SCHEDULE 1.01


                  ELIGIBLE RECEIVABLES OF FOREIGN SUBSIDIARIES



                                      None.

                                                                SCHEDULE 2.01(a)


                     TRANCHE A REVOLVING CREDIT COMMITMENTS



                                                         Approximate Percentage
Lender                          Tranche A Revolving        of Total Tranche A
Commitment                       Credit Commitment          Revolving Credit
----------                      -------------------      ----------------------
The Chase Manhattan Bank            $5,000,000                     50%
600 Fifth Avenue
New York, NY  10020
Attention: Credit Deputy

Societe Generale                    $5,000,000                     50%
1221 Avenue of the Americas
New York, NY  10020
Attention: Jerry Parisi

                                                                SCHEDULE 2.01(b)


                     TRANCHE B REVOLVING CREDIT COMMITMENTS



                                                         Approximate Percentage
Lender                           Tranche B Revolving       of Total Tranche B
Commitment                        Credit Commitment         Revolving Credit
----------                       -------------------     ----------------------
The Chase Manhattan Bank
600 Fifth Avenue
New York, New York  10020            $10,000,000                   50%
Attention:  Credit Deputy

Societe Generale                     $10,000,000                   50%
1221 Avenue of the Americas
New York, NY  10020
Attention:  Jerry Parisi

                                                                   SCHEDULE 2.02


                            Domestic Lending Offices



Lender                                Domestic Lending Office
------                                -----------------------

The Chase Manhattan Bank              The Chase Manhattan Bank
                                      600 Fifth Avenue
                                      New York, NY  10020
                                      Attn:  Credit Deputy

Societe Generale                      Societe Generale
                                      1221 Avenue of the Americas
                                      New York, NY  10020
                                      Attention:  Jerry Parisi

                                                                   SCHEDULE 2.03


                           Eurodollar Lending Offices



Lender                                 Eurodollar Lending Office
------                                 -------------------------

The Chase Manhattan Bank               The Chase Manhattan Bank
                                       600 Fifth Avenue
                                       New York, NY  10020
                                       Attn:  Credit Deputy

Societe Generale                       Societe Generale
                                       1221 Avenue of the Americas
                                       New York, NY  10020
                                       Attention:  Jerry Parisi

                                                                     EXHIBIT A-1

                     FORM OF TRANCHE A REVOLVING CREDIT NOTE


                                                              New York, New York
$_______________                                                   July __, 1998



                  FOR VALUE RECEIVED, the undersigned, AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of _______________________ (the "Lender"), at the office of THE CHASE MANHATTAN BANK (the "Agent"), at 200 Jericho Quadrangle, Jericho, New York on the Revolving Credit Termination Date as defined in the Credit Agreement dated as of July __, 1998, among the Maker, the Guarantors named therein, the Lenders named therein and the Agent (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of _____________________ ($____________) or the aggregate unpaid principal amount of all Tranche A Revolving Credit Loans to the Maker from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and, in each case, and payable on such dates as determined pursuant to the terms of the Credit Agreement.

                  The Maker promises to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

                  The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  All borrowings evidenced by this Tranche A Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Tranche A Revolving Credit Note and the Credit Agreement.

                  This Tranche A Revolving Credit Note is one of the Notes referred to in the Credit Agreement (and is secured by the Collateral referred to therein), which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS TRANCHE A REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                AMERICAN BANK NOTE HOLOGRAPHICS, INC.



                                By:
                                    -----------------------------------
                                Name:
                                Title:

                                Loans and Payment



                                                                                     Unpaid
                    Name of                                                          Principal
                    Amount and                     Payments                          Balance of                Person Making
Date                Type of Loan              Principal Interest                     Note                      Notation


                                                                     EXHIBIT A-2

                     FORM OF TRANCHE B REVOLVING CREDIT NOTE


                                                              New York, New York
$________________                                                  July __, 1998



                  FOR VALUE RECEIVED, the undersigned, AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of _______________________ (the "Lender"), at the office of THE CHASE MANHATTAN BANK (the "Agent"), at 200 Jericho Quadrangle, Jericho, New York on the earlier of (i) the Conversion Date and (ii) Revolving Credit Termination Date as each such term is defined in the Credit Agreement dated as of July __, 1998, among the Maker, the Guarantors named therein, the Lenders named therein and the Agent (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of _____________________ ($_____________) or the aggregate unpaid principal amount of all Tranche B Revolving Credit Loans to the Maker from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and, in each case, and payable on such dates as determined pursuant to the terms of the Credit Agreement.

                  The Maker promises to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

                  The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  All borrowings evidenced by this Tranche B Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Tranche B Revolving Credit Note and the Credit Agreement.

                  This Tranche B Revolving Credit Note is one of the Notes referred to in the Credit Agreement (and is secured by the Collateral referred to therein), which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS TRANCHE B REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                AMERICAN BANK NOTE HOLOGRAPHICS, INC.



                                By:
                                   ------------------------------------
                                Name:
                                Title:

                                Loans and Payment



                                                                                     Unpaid
                    Name of                                                          Principal
                    Amount and                     Payments                          Balance of                Person Making
Date                Type of Loan              Principal Interest                     Note                      Notation


                                                                       EXHIBIT B

                          FORM OF TERM NOTE EVIDENCING
                              CONVERSION TERM LOAN


$__________                                                   New York, New York
                                                                   July __, 2000



                  FOR VALUE RECEIVED, the undersigned, AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of ____________________ (the "Lender"), at the office of THE CHASE MANHATTAN BANK (the "Agent"), at 200 Jericho Quadrangle, Jericho, New York, in sixteen (16) consecutive installments, the first four of which shall be in the amount of $____ each, the next four of which shall be in the amount of $____ each, the next four of which shall be in the amount of $____ each, and the final four of which shall be in the amount of $____ each, commencing on the last Business Day (as defined in the Credit Agreement dated as of July __, 1998, among the Maker, the Guarantors named therein, the Lenders named therein, and the Agent; as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") of September 2000 and thereafter on the last Business Day of December 2000 and thereafter on the last Business Day of each March, June, September and December of each year; provided, however that the final such installment shall be in the amount of the unpaid principal balance hereof and shall be payable on the Final Maturity Date (as defined in the Credit Agreement), the principal sum of _________________ DOLLARS ($__________) in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and, in each case, payable on such dates as determined pursuant to the terms of the Credit Agreement.

                  The Maker promises to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

                  The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Maker to make payments of principal and interest in accordance with the terms of this Term Note and the Credit Agreement.

                  This Term Note is one of the Notes referred to in the Credit Agreement (and is secured by the Collateral referred to therein) which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.


                     By: ___________________________________
                     Name:
                     Title:

                                Loans and Payment


                                                                                     Unpaid
                    Name of                                                          Principal
                    Amount and                     Payments                          Balance of                Person Making
Date                Type of Loan              Principal Interest                     Note                      Notation


                                                                       EXHIBIT D

                            FORM OF PLEDGE AGREEMENT
                              AND IRREVOCABLE PROXY

                  PLEDGE AGREEMENT dated as of _______ __, 19__ (this "Agreement") among American Bank Note Holographics, Inc., a Delaware corporation (the "Borrower" or "Grantor"), and The Chase Manhattan Bank, a New York banking corporation, as agent (the "Agent") for (i) the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) of the Credit Agreement dated as of July ___, 1998, among the Grantor, the Lenders and the Agent (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and (ii) for itself as issuer of the Letters of Credit. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

                  The Agent and the Lenders have agreed to extend Loans and certain other financial accommodations including, without limitation, the issuance of Letters of Credit to the Borrower pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such Loans and of the Agent to issue the Letters of Credit under the Credit Agreement is conditioned on the execution and delivery by the Grantor of a pledge agreement in the form hereof to secure the following (collectively, the "Secured Obligations"): all Obligations, such Obligations to include, without limitation, the due and punctual payment and performance of (a) the principal of and interest on the Loans, when and as due, after giving effect to any applicable grace periods, whether at maturity, by acceleration or upon one or more dates set for prepayment, (b) Indebtedness at any time and from time to time under the Letters of Credit, (c) all obligations of the Grantor at any time and from time to time under this Agreement and (d) all other obligations of the Grantor at any time and from time to time under the Credit Agreement and the other Loan Documents.

                  Accordingly, the Grantor and the Agent hereby agree as follows:

                  1. Pledge. As security for the payment and performance in full of the Secured Obligations, the Grantor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over, and delivers unto the Agent, and grants to the Agent, for its own benefit and for the benefit of the Lenders, a security interest in, (a) the shares of capital stock listed in Schedule I annexed hereto next to the Grantor's name (the "Initial Pledged Stock") and any additional shares of common stock of the issuers listed in
Schedule I annexed hereto obtained in the future by the Grantor (collectively, the Initial Pledged Stock together with all such additional shares pledged in the future, the "Pledged Stock"), (b) all instruments of indebtedness (whether now existing or hereinafter arising) by any of the issuers listed in Schedule I annexed hereto which name the Grantor as payee thereunder (the "Pledged Debt") and (c) subject to Section 5 below, all proceeds of the Pledged Stock and Pledged Debt, including, without limitation, all cash, securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of or all such Pledged Stock or Pledged Debt (the items referred to in clauses (a) through (c) being collectively called the "Collateral"). Upon delivery to the Agent, any securities now or hereafter included in the Collateral including, without limitation, the Pledged Stock (the "Pledged Securities") shall be accompanied by undated stock powers duly executed in blank or other instruments of transfer satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule showing a description of the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

                  2. Delivery of Collateral. The Grantor agrees to deliver promptly or cause to be delivered to the Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing any of the Collateral (together with any necessary endorsement).

                  3. Representations, Warranties and Covenants. The Grantor hereby represents, warrants and covenants to and with the Agent that:

                  (a) except for the security interest granted to the Agent, the Grantor (i) is and, subject to the provisions of the Credit Agreement, will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities that it is pledging hereunder and is and will continue to be the holder of the Pledged Debt that it is pledging hereunder except for the delivery and endorsement over of such Pledged Debt to the Agent as contemplated hereunder, (ii) except as permitted by the Credit Agreement, holds the Collateral that it is pledging hereunder free and clear of all Liens, charges, encumbrances and security interests of every kind and nature, and the Pledged Stock is subject to no options to purchase or any similar or other rights of any person, (iii) will make no assignment, pledge, hypothecation or, subject to the provisions of the Credit Agreement, transfer of, or create any security interest in, the Collateral that it is pledging hereunder including, without limitation, by virtue of becoming bound by any agreement which restricts in any manner the rights of any present or future holder of any Pledged Stock with respect thereto, and (iv) subject to Section 5 below, will cause any and all Collateral, whether for value paid by a Grantor or otherwise, to be forthwith deposited with the Agent and pledged or assigned hereunder;

                  (b) the Grantor (i) has good right and legal authority to pledge the Collateral it is pledging hereunder in the manner hereby done or contemplated, (ii) will not amend, modify or supplement any Pledged Security (including, without limitation, any Pledged Debt) without the prior written consent of the Agent, nor forgive any Indebtedness evidenced by any Pledged Security, and (iii) will defend its title or interest thereto or therein against any and all attachments, Liens, claims, encumbrances, security interests or other impediments of any nature, however arising, of all persons whomsoever, other than Liens permitted by the Credit Agreement;

                  (c) no consent or approval of any governmental body or regulatory authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                  (d) by virtue of the execution and delivery by the Grantor of this Agreement, when the certificates, instruments or other documents representing or evidencing the Collateral are delivered to the Agent in accordance with this Agreement, the Agent will obtain a valid and perfected first Lien upon and security interest in such Collateral as security for the repayment of the Secured Obligations, prior to all other Liens and encumbrances thereon and security interests therein;

                  (e) the pledge effected hereby is effective to vest in the Agent the rights of the Agent in the Collateral as set forth herein; and

                  (f) all of the Pledged Stock has been duly authorized and validly issued and as at the date hereof, the Initial Pledged Stock constitutes all of the issued and outstanding shares of capital stock of the issuers listed on Schedule I annexed hereto.

All representations, warranties and covenants of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 15 hereof.

                  4. Registration in Nominee Name; Denominations. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right (in its sole and absolute discretion with subsequent notice to the Grantor) to transfer to or to register the Pledged Securities in its own name or the name of its nominee. In addition, the Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

                  5. Voting Rights; Dividends; etc. (a) Unless and until an Event of Default hereunder shall have occurred and be continuing:

                           (i)      The Grantor shall be entitled to exercise
any and all voting and/or consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and the

Credit Agreement provided that such action would not adversely affect the rights inuring to the Agent or the Lenders under this Agreement or the Credit Agreement or adversely affect the rights and remedies of the Agent or the Lenders under this Agreement or the Credit Agreement or the ability of the Agent or the Lenders to exercise the same.

                      (ii) The Agent shall execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney, and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and/or consensual rights and powers which they are entitled to exercise pursuant to subparagraph (i) above.

                     (iii) The Grantor shall be entitled to receive and retain any and all cash dividends paid on the Pledged Securities only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with the terms and conditions of, the Credit Agreement and applicable laws. Any and all

                           a.  noncash dividends,

                           b.  stock or dividends paid or payable in cash or
otherwise in connection with a partial or total liquidation or dissolution, and

                           c.  instruments, securities, other distributions in
property, return of capital, capital surplus or paid-in surplus or other distributions made on or in respect of Pledged Securities (other than dividends permitted by this Section 5(a)(iii)), whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Grantor, shall not be commingled by the Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent and the Lenders and shall be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement).

                  (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Grantor to receive any dividends, stock, instruments, securities and other distributions which the Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 5 shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends which are received by the Grantor contrary to the provisions of this
Section 5(b) shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of the Grantor and shall be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this Section 5(b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 9 hereof.

                  (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Grantor to exercise the voting and consensual rights pursuant to the irrevocable proxy granted herein, powers which it is entitled to exercise pursuant to Section 5(a)(i) shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

                  (d) As long as the Credit Agreement remains in effect and until all of the Secured Obligations have been paid fully and indefeasibly, so long as an Event of Default has occurred and is continuing, any payments made in respect of the Pledged Debt shall be and become part of the Collateral, and, if received by the Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent and the Lenders and shall be forthwith delivered to the Agent in the same form as so received.

                  (e) In order to permit the Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 5(c) and to receive all dividends and other distributions which it may be entitled to receive under Section 5(a)(iii) or Section 5(b), the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request.

                  Without limiting the effect of the foregoing, the Grantor does hereby constitute and appoint the Agent as its proxy, and the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to exercise all rights, benefits, privileges and powers accruing to the Grantor, as owner of the Pledged Securities, including, without limitation, giving or withholding consent, calling and attending shareholders' meetings to be held from time to time with full power to vote and act for and in the name, place, and stead of the Grantor and in the same manner, to the same extent, and with the same effect that the Grantor would if personally present at such meetings, giving to the Agent full power of substitution and revocation, which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Stock on the record books of the issuer thereof) by any person (including the issuer of the Pledged Stock or any officer or agent thereof).

                            THIS PROXY IS IRREVOCABLE

                  Any proxy or proxies heretofore given by the Grantor to any person or persons whatsoever are hereby revoked. This proxy shall continue in full force and effect until such time as all Secured Obligations are paid and satisfied in full in accordance with the terms of the Credit Agreement.

                  6. Issuance of Additional Stock. The Grantor agrees that it will cause each of its subsidiaries not to issue any stock or other securities, whether in addition to, by stock dividend or other distribution upon, or in substitution for, the Pledged Securities or otherwise, unless such securities are pledged by such Grantor to the Agent, pursuant to this Agreement.

                  7.  Intentionally Omitted.

                  8. Remedies upon Event of Default. If an Event of Default shall have occurred and be continuing, the Agent may sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Agent shall give the Grantor 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in New York) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 8, the Agent or any Lender may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and the Agent or any such Lender may make payment on account thereof by using any claim then due and payable to the Agent or any such Lender from the Grantor as a credit against the purchase price, and the Agent or any such Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. The Grantor shall remain liable for any deficiency. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

                  9. Application of Proceeds of Sale. The proceeds of any sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                  FIRST, to the Agent to reimburse the Agent for that portion of the payments, if any, made by it with respect to Letters of Credit for which a Lender, as a participant in such Letter of Credit pursuant to Section 2.18 of the Credit Agreement, failed to pay its pro rata share thereof as required pursuant to such Section 2.18;

                  SECOND, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Grantor or to protect and preserve the Collateral and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  THIRD, to the Agent to be held as cash collateral to the extent of undrawn amounts, if any, of outstanding Letters of Credit;

                  FOURTH, to the payment in full of principal and interest in respect of any Loans outstanding (pro rata as among the Lenders in accordance with the amounts of the Loans made by them pursuant to the Credit Agreement);

                  FIFTH, pro rata to the payment in full of all Secured Obligations (other than those referred to above) owed to the Lenders (pro rata as among the Lenders in accordance with their respective Commitments); and

                  SIXTH, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                  10. Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Agent its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent's name or in the name of the Grantor, to ask for, demand, sue for, collect, receive receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Grantor representing any interest or dividend, or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or the Lenders to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or the Lenders, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or the Lenders or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Agent or the Lenders in the absence of the gross negligence or wilful misconduct of the Agent or the Lenders.

                  11. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Agent and the Lenders shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

                  12.  Intentionally Omitted.

                  13. Security Interest Absolute. All rights of the Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other agreement or instrument,
(iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations or (iv) any other similar circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Secured Obligations or in respect of this Agreement.

                  14. Agent's Fees and Expenses. The Grantor shall, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof. In addition, the Grantor indemnifies and holds the Agent and the Lenders harmless from and against any and all liability incurred by the Agent or the Lenders hereunder or in connection herewith, unless such liability shall be due to the gross negligence or wilful misconduct of the Agent or the Lenders, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

                  15. Termination. This Agreement shall terminate when (a) all the Secured Obligations have been fully and indefeasibly paid in cash, (b) the Lenders have no further commitment to make any Loans under the Credit Agreement, and (c) the Agent shall have no further obligation to issue any Letters of Credit, at which time the Agent shall reassign and deliver to the Grantor, or to such person or persons as the Grantor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, however, that all indemnities of the Grantor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement. Any such reassignment shall be without recourse to or warranty by the Agent and at the expense of the Grantor.

                  16. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

                  17. Further Assurances. The Grantor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights and remedies hereunder.

                  18. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement.

                  19. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT CONFLICTS OF LAWS PRINCIPLES THEREOF), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  20. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

                  21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Grantor shall have been delivered to the Agent.

                  22. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                           AMERICAN BANK NOTE HOLOGRAPHICS, INC.



                                           By____________________________
                                             Name:
                                             Title:


                                           THE CHASE MANHATTAN BANK, as Agent




                                           By_____________________________
                                             Name:
                                             Title:

                                   SCHEDULE I
                               to Pledge Agreement


                                                               Stock                                                      of
                                                            Certificate                              Number           Outstanding
Stock Issuer                      Class of Stock              No(s).              Par Value         of Shares            Shares
------------                      --------------            -----------           ---------         ---------         ---------
                                                                                                                     Percentage
                                                                                                                     Percentage




Description of Pledged Debt:



                                                                                  Original
                                  Description of      Maturity                    Principal
Obligation Issuer                   Obligation          Date                        Amount

                               SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of July 20, 1998, among AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation (the "Borrower", the Borrower is sometimes referred to herein as the "Grantor") and The Chase Manhattan Bank, a New York banking corporation, as agent ("Agent") for (i) the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) of the Credit Agreement dated as of the date hereof, among the Grantor, the guarantors named therein (the "Guarantors"), the Agent and the Lenders (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and (ii) itself as issuer of the Letters of Credit.

         The Agent and the Lenders have agreed to extend Loans and certain other financial accommodations, including, without limitation, the issuance of the Letters of Credit to the Borrower pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such Loans and of the Agent to issue the Letters of Credit under the Credit Agreement is conditioned on the execution and delivery by the Grantor of a security agreement in the form hereof to secure the following (collectively, the "Secured Obligations": all Obligations (such Obligations to include, without limitation, the due and punctual payment and performance of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) Indebtedness at any time and from time to time under the Letters of Credit, (c) all obligations of the Grantor at any time and from time to time under this Agreement and (d) all other obligations of the Grantor and Guarantors at any time and from time to time under the Credit Agreement and the other Loan Documents).

         Accordingly, the Grantor and the Agent hereby agree as follows:

         1. Definitions of Terms Used Herein. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following meanings:

                  (a) "Accounts Receivable" shall mean (i) all of the Grantor's present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code as in effect in the State of New York ("NYUCC"), (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent from or for the Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of the Grantor, balances, sums and credits with, and all of the Grantor's claims against the Agent arising out of such banking transactions at any time existing, (iii) all of the Grantor's right, title and interest, and all of the Grantor's rights, remedies, security and Liens, in, to and in respect of any accounts receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for the obligation of any account debtor, and credit and other insurance, (iv) all of the Grantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods.

                  (b) "Collateral" shall mean all (i) Accounts Receivable, (ii) Documents, (iii) Equipment, (iv) General Intangibles, (v) Inventory, (vi) Proceeds and (vii) Investment Property.

                  (c) "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

                  (d) "Equipment" shall mean all of the Grantor's machinery, equipment, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Grantor's business or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by the Grantor.

                  (e) "General Intangibles" shall mean all of the Grantor's present and future general intangibles of every kind and description, including (without limitation) patents, patent applications, trade names and trademarks and the goodwill of the business symbolized thereby, Federal, State and local tax refund claims of all kinds.

                  (f) "Inventory" shall mean all of the Grantor's right, title and interest in and to raw materials, work in process, finished goods and all other inventory (as such term is defined in the NYUCC), whether now owned or hereafter acquired, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto.

                  (g) "Investment Property" shall mean all of the Grantor's right, title and interest in and to all present and future securities, security entitlements and securities accounts.

                  (h) "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by any of the Lenders pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable.

         2. Security Interests. As security for the payment or performance, as the case may be, of the Secured Obligations, the Grantor hereby creates and grants to the Agent, its successors and its assigns, for its own benefit and for the pro rata benefit of the Lenders, their successors and their assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Grantor as debtor and the Agent as secured party.

         The Grantor agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

         The foregoing grant of a security interest shall not include any rights or interests in any General Intangible or contracts if and to the extent that
(a) the terms of the contract or document creating or evidencing such General Intangible or contract right prohibits assignment or encumbrance thereof and (b) the term prohibiting such assignment or encumbrances is effective as a matter of law and (c) the term prohibiting such assignment or encumbrances has not been waived or the consent of the necessary party to the grant of such security interest to the Agent has not been obtained.

         3. Further Assurances. The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. The Grantor agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Collateral. The Grantor agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

         4. Inspection and Verification. The Agent and such persons as the Agent may designate shall have the right, at any reasonable time or times during the

Grantor's usual business hours, and upon reasonable notice (which may be telephonic), to inspect the Collateral owned by the Grantor, all records related thereto (and to make extracts and copies from such records), and the premises upon which any such Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, and condition of or any other matter relating to, such Collateral, including, in the case of Accounts Receivable or Collateral in the possession of a third person, contacting account debtors and third persons possessing such Collateral. So long as no Event of Default has occurred and is continuing, the Agent agrees that it shall schedule any meeting with the Grantor's independent accountants or any such account debtors or third persons through the Grantor, and a Responsible Officer of the Borrower shall have the right to be present at any such meeting. Subject to the provisions of Section 11.11 of the Credit Agreement, the Agent shall have the absolute right to share any information it gains from such inspection or verification with any or all of the Lenders.

         5. Taxes; Encumbrances. At its option, the Agent may discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so as required by the Credit Agreement, and the Grantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 5 shall be interpreted as excusing the Grantor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other encumbrances and maintenances as set forth herein or in the Credit Agreement.

         6. Assignment of Security Interest. If at any time the Grantor shall take and perfect a security interest in any property of an account debtor or any other person to secure payment and performance of an Account Receivable, the Grantor shall promptly assign such security interest to the Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the account debtor or other person granting the security interest.

         7. Representations and Warranties. The Grantor represents and warrants to the Agent that:

                  (a) Title and Authority. It has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

                  (b) Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Agent in a form such that they can be, filed of record in every govern mental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

                  (c) Validity of Security Interest. The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral, other than patents, patent applications, trade names and trademarks outside the United States which require registration and recording, for payment and performance of the Secured Obligations, except as otherwise permitted under the Credit Agreement.

                  (d) Information Regarding Names. It has disclosed in writing to the Agent any trade names or styles (the "Tradenames") used to identify it in its business or in the ownership of its properties and as to each such Tradename confirms that:

                  (i) each Tradename is a trade name and style (and not the name of an independent corporation or other legal entity) by which the Grantor may identify and sell certain of its goods or services and conduct a portion of its business;

                  (ii) all Accounts Receivable involved under the Tradenames are and shall be (x) owned solely by the Grantor and (y) subject to the security interests and other terms of this Security Agreement and the Credit Agreement;

                  (iii) any dispute which may arise with customers with respect to the products invoiced under the name of any of the Tradenames are to be subject to the terms of this Security Agreement and the Credit Agreement as through the Tradenames did not exist; and

                  (iv) new Tradenames may only be used after notice to the Agent, which notice shall set forth the name of such new Tradename.

                  (e) Absence of Other Liens. The Collateral is owned by it free and clear of any Lien of any nature whatsoever, except as granted pursuant to this

Agreement and as permitted by the Credit Agreement, and, except as provided by paragraph (b) of this Section 7, no financing statement has been filed, under the Uni form Commercial Code as in effect in any state or otherwise, covering any Collateral except as indicated on Schedule 7.01 to the Credit Agreement.

                  (f) Additional Representations for Accounts Receivable. (i) All Accounts Receivable owned by the Grantor on the Closing Date constitute bona fide receivables arising in the ordinary course of business, the amount of which is actually owing and payable to the Grantor in the ordinary course of business, and with respect to Eligible Receivables subject to no defense, claim of disability, counterclaim or offset with respect thereto. All such Accounts Receivable, net of a bad debt reserve determined in accordance with generally accepted accounting principles, are collectible in accordance with their terms.

                  (ii) Each Account Receivable arising after the Closing Date shall be on the date of its creation a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum, to the extent, set forth in the invoice relating thereto, with respect to an absolute sale and delivery upon the specified terms of goods sold by the Grantor, or work, labor and/or services theretofore rendered by the Grantor; no such Account Receivable is or shall at any time be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Grantor's business, and the Grantor with respect to Eligible Receivables has no reason to believe such Accounts Receivable will not be paid when due; none of the transactions underlying or giving rise to any such Account Receivable shall violate any applicable State or Federal laws or regulations, and all documents relating to any such Account Receivable shall be legally sufficient under such laws or regulations and are legally enforceable in accordance with their terms; to the knowledge of the Grantor, each customer, guarantor or endorser is solvent and will continue to be fully able to pay all such Accounts Receivable on which it is obligated in full when due; no agreement under which any deduction or offset of any kind, other than normal trade discounts and discounts granted by the Grantor in the ordinary course of its business in accordance with its historical practices, have been granted by the Grantor, at or before the time such Account Receivable was created; all documents and agreements relating to such Accounts Receivable shall be true and correct and in all material respects what they purport to be; to the Grantor's knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Accounts Receivable are genuine and all signatories and endorsers shall have full capacity to contract.

                  (g) Survival of Representations and Warranties. All representations and warranties of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 28.

         8. Records of Accounts Receivable; Physical Count of Inventory. (a) The Grantor shall keep or cause to be kept records of its Accounts Receivable which are accurate in all material respects. In addition, the Grantor will provide the Agent with such further schedules and/or information respecting each Account Receivable as the Agent may reasonably require.

         (b) The Grantor shall conduct a physical count of its Inventory not less than once each Fiscal Year and, upon the occurrence and during the continuance of an Event of Default, at such intervals as the Agent may request, and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such Inventory.

         9. Intentionally Omitted.

         10. Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest of the Agent in such Collateral, and the priority thereof, against any adverse Lien of any nature whatsoever except for Liens permitted pursuant to Section
7.01 of the Credit Agreement.

         11. Continuing Obligations of the Grantor. The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Agent, and the Lenders from any and all such liabilities.

         12. Use and Disposition of Collateral. Except as set forth in Sections
7.01 and 7.14 of the Credit Agreement, the Grantor shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral except for the Security Interest. The Grantor shall not make or permit to be made any transfer of any Collateral, except Inventory in the ordinary course of business or as otherwise permitted by the Credit Agreement, and the Grantor shall remain at all times in possession of the Collateral owned by it other than transfers to the Agent pursuant to the provisions hereof or as otherwise provided in this Agreement or the Credit Agreement.

         13. Limitation on Modifications of Accounts Receivable. The Grantor will not, without the Agent's prior written consent, grant any extension of the time of payment of any of its Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, in whole or in part, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business.

         14. Collections. (a) To the extent provided in Section 10.01 of the Credit Agreement, the Grantor shall have the right to collect its Accounts Receivable in the ordinary course of its business; provided, however, that at the request of the Agent, the Grantor shall (i) arrange for remittances on any of its Account Receivable to be made directly to lockboxes or blocked accounts designated by the Agent or in such other manner as the Agent may direct, and
(ii) promptly deposit all payments received by the Grantor on account of Accounts Receivable, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of the Grantor necessary for deposit or collection), subject to withdrawal by the Agent only, as hereinafter provided, and until they are deposited, shall be deemed to be held in trust by the Grantor for and as the Agent's property on its own behalf and on behalf of the Lenders and shall not be commingled with the Grantor's other funds.

                  (b) The Agent shall have the right, as the true and lawful agent of the Grantor, with power of substitution for the Grantor and in the Grantor's name, the Agent's name or otherwise, for the use and benefit of the Agent and the Lenders, (i) upon the occurrence and continuance of an Event of Default, to endorse the Grantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; (ii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral, drafts against Customers, assignments and verifications of Accounts Receivable and notices to Customers;
(iii) to send verifications of Accounts Receivable to any Customer; and (iv) upon the occurrence and during the continuance of an Event of Default, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and the Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the Obligor thereon, (C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral, (E) to notify, or to require the Grantor to notify, the account debtors obligated on any or all of the Accounts Receivable to make payment thereof directly to the Agent, (F) to notify the Postal Service authorities to change the address for delivery of mail addressed to the Grantor to such address as the Agent may designate, (G) to accept the return of goods represented by any of the Accounts Receivable, and (H) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes;

provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Lender or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Agent or any Lender in the absence of the gross negligence or willful misconduct of the Agent or such Lender. It is understood and agreed that the appointment of the Agent as the agent of the Grantor for the purposes set forth above in this
Section 14 is coupled with an interest and is irrevocable. The provisions of this Section 14 shall in no event relieve the Grantor of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Agent or any Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

         15. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass (except for actual damage caused by the Agent's gross negligence or willful misconduct) to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Agent shall give the Grantor 10 days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the NYUCC) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 15, the Agent or any Lender may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and the Agent or any such Lender may make payment on account thereof by using any claim then due and payable to the Agent or any such Lender from the Grantor as a credit against the purchase price, and the Agent or any such Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full and/or the Total Commitment shall have been terminated. The Grantor shall remain liable for any deficiency. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         16. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                  FIRST, to the Agent to reimburse the Agent for that portion of the payments, if any, made by it with respect to Letters of Credit for which a Lender, as a participant in such Letter of Credit pursuant to Section 2.18 of the Credit Agreement, failed to pay its pro rata share thereof as required pursuant to such Section 2.18;

                  SECOND, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  THIRD, to the Agent to be held as cash collateral to the extent of the undrawn amounts, if any, of outstanding Letters of Credit;

                  FOURTH, to the payment in full of principal and interest in respect of any Loans outstanding (pro rata as among the Lenders in accordance with the amounts of the Loans made by them pursuant to the Credit Agreement);

                  FIFTH, pro rata to the payment in full of all Secured Obligations (other than those referred to above) owed to the Lenders (pro rata as among the Lenders in accordance with their respective Commitments); and

                  SIXTH, to the Grantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

         17. Locations of Collateral; Place of Business. (a) The Grantor hereby represents and warrants that all the Collateral is located at the locations listed on Schedule I hereto and that its federal employer identification number is as set forth on said Schedule. The Grantor agrees not to establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Credit Agreement to be made with respect to the Collateral have been made and the Agent has a valid, legal and perfected first priority security interest in the Collateral.

                  (b) The Grantor confirms that its chief executive office is located as indicated on Schedule I hereto. The Grantor agrees not to change, or permit to be changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Credit Agreement to be made have been made and the Agent has a valid, legal and perfected first priority security interest, except as otherwise permitted by Section 7.01 of the Credit Agreement.

         18. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Grantor, any of the Guarantors or any other obligor in respect of the Secured Obligations or in respect of this Agreement.

         19. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Agent and the Lenders shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

         20. Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Agent the attorney-in-fact of the Grantor solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

         21. Agent's Fees and Expenses. The Grantor shall be obligated to, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure of any representation or warranty of the Grantor hereunder to be true and correct in all material respects or the failure by the Grantor to perform or observe any of the provisions hereof. In addition, the Grantor agrees to indemnify and hold the Agent and the Lenders harmless from and against any and all liability incurred by the Agent or the Lenders hereunder or in connection herewith, unless such liability shall be due to the gross negligence or willful misconduct of the Agent or the Lenders, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

         22. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement, except as contemplated by this Agreement or the Credit Agreement.

         23. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         24. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

         25. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

         26. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         27. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Grantor shall have been delivered to the Agent.

         28. Termination. This Agreement and the Security Interest shall terminate when (a) all the Secured Obligations have been fully and indefeasibly paid in cash, (b) the Lenders have no further commitment to make any Loans under the Credit Agreement, and (c) the Agent shall have no further obligation to issue any Letters of Credit, at which time the Agent shall execute and deliver to the Grantor all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such termination; provided, however, that all indemnities of the Grantor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

                                             AMERICAN BANK NOTE HOLOGRAPHICS,
                                             INC.

                                             By:______________________________
                                                Name:
                                                Title:

                                             THE CHASE MANHATTAN BANK, as Agent

                                             By:______________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT F

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement, dated as of July __, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement") among American Bank Note Holographics, Inc., a Delaware corporation (the "Borrower"), the lenders named therein (collectively, the "Lenders"), Societe Generale, as documentation agent and The Chase Manhattan Bank, as agent for the Lenders ( in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date as set forth on the second page hereof, the interests set forth on the second page hereof (the "Assigned Interests") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the second page hereof in the Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment of the Assignor on the Effective Date and/or the interests set forth on the second page hereof in the Revolving Credit Loans, Letters of Credit and Term Loans owing to the Assignor outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the second page hereof of the fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.03(d) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  2. This Assignment and Acceptance is being delivered to the Agent together with (i) the Notes evidencing the Loans included in the Assigned Interests, (ii) if the Assignee is organized under the laws of the jurisdiction outside the United States, the forms specified in Section 2.16(f) of the Credit Agreement, duly completed and executed by such Assignee.

                  3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment:





                                                                      Percentage Assigned of Facility/Commitment
                                                                      (set forth, to at least two decimals, as a
                                                                      percentage of the Facility and the aggregate
Facility                            Principal Amount Assigned         Commitments of all Lenders thereunder)

Tranche A
Revolving Credit
Commitment Assigned:                   $                                                                          %

Tranche B
Revolving Credit
Commitment Assigned:                                                                                              %

Tranch A Revolving Credit Loans:

Tranch B Revolving Credit
Loans or Term Loans as applicable:

Participation in Letters
of Credit:

Fees Assigned (if any):

The terms set forth above are hereby                  Accepted:
agreed to:

____________________, as Assignor            THE CHASE MANHATTAN BANK,
                                                      as Agent

By:____________________________                       By:_______________________
      Name:                                                 Name:
      Title:                                                Title:

____________________, as Assignee

By:____________________________
      Name:
      Title:


Agreed to: (pursuant to Section 11.03(c) of the Credit Agreement)

AMERICAN BANK NOTE HOLOGRAPHICS, INC.


By:_____________________________
      Name:
      Title:

                           PRIMARY CONTACT INFORMATION

These contacts are for critical notification (drawdowns, repayments, rate setting, etc.)

Institution's Name:                 ____________________________________________

Address:                            ____________________________________________

Primary Contact:                    ____________________________________________

Title and Department:               ____________________________________________

Phone Number:                       ____________________________________________

Primary Telecopier:                 ____________________________________________

Alternate Telecopier:               ____________________________________________


                          ALTERNATE CONTACT INFORMATION


Alternate Contact:                  ____________________________________________

Title and Department:               ____________________________________________

Phone Number:                       ____________________________________________

Primary Telecopier:                 ____________________________________________

Alternate Telecopier:               ____________________________________________


                         GENERAL OPERATIONAL INFORMATION

Wire Instructions to Your            Bank Name:        _________________________
 Institution:                        Dept.:            _________________________
                                     ABA #:            _________________________
                                     A/C #:            _________________________
                                     Attn:             _________________________
                                     Ref:              _________________________

Telex Information:           Contact Name:             _________________________
                             Number:                   _________________________
                             Answerback:               _________________________

If any changes are made to the above information, please notify by telecopier to _______________ at (212) ________.

Movement of Funds:   To us:   Wire Fed Funds to:

                              The Chase Manhattan Bank
                              _________________________
                              _________________________
                              New York, New York
                              Attn:  _______________
                              Reference: American Bank Note Holographics, Inc.

                                                                       EXHIBIT G

                        SECURITY AGREEMENT AND MORTGAGE -
                             TRADEMARKS AND PATENTS


                  AGREEMENT made this 20th day of July, 1998 between AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation ("Debtor"), having an office at 399 Executive Boulevard, Elmsford, New York 10523, and THE CHASE MANHATTAN BANK, a New York banking corporation having an office at 600 Fifth Avenue, New York, New York 10020, as agent (referred to herein as the "Secured Party") for (i) the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) of the Credit Agreement dated as of the date hereof, among the Debtor, the guarantors named therein (the "Guarantors"), the Lenders and the Secured Party (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and (ii) for itself as issuer of the Letters of Credit.

                  A. Debtor has adopted the marks, names and/or designs described in Schedule A annexed hereto and made a part hereof.

                  B. Debtor is the owner and holder of the patents listed on Schedule B annexed hereto and made a part hereof.

                  C. The Secured Party and the Lenders have agreed to extend Loans and certain other financial accommodations including, without limitation, the issuance of Letters of Credit to the Debtor pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such Loans and of the Agent to issue Letters of Credit under the Credit Agreement is conditioned on the execution and delivery by the Debtor of a security agreement in the form hereof to secure the following (the "Secured Obligations"): (i) all Obligations (such Obligations to include, without limitation, the due and punctual payment and performance of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acce leration, upon one or more dates set for prepayment or otherwise, (b) Indebtedness at any time and from time to time under the Letters of Credit, (c) all obligations of the Debtor at any time and from time to time under this security agreement and (d) all other obligations of the Debtor and the Guarantors at any time and from time to time under the Credit Agreement and the other Loan Documents).

                  NOW, THEREFORE, IT IS AGREED that, as security for the full and prompt payment and performance of the Secured Obligations, Debtor does hereby mortgage to and pledge with the Secured Party for its own benefit and the benefit of the Lenders, and grant to the Secured Party a security interest in, all of its right, title and interest in and to (i) each of the Trademarks (as hereinafter defined), and the goodwill of the business symbolized by each of the Trademarks, all customer lists and other records of Debtor relating to the distribution of products bearing the Trademarks and each of the registrations described in Schedule A hereto; (ii) each of the Patents (as hereinafter defined) and each of the applications and issued patents listed on Schedule

B hereto; and (iii) any and all proceeds of the foregoing, including, without limitation, any claims by Debtor against third parties for infringement of the Trademarks or the Patents (collectively, the "Collateral").

                  1. Terms defined in the Credit Agreement and not otherwise defined herein, shall have the meaning set forth in the Credit Agreement. As used in this Agreement, unless the context otherwise requires:

                           "Patents" shall mean (i) all letters patent of the
United States or any other country, all right, title and interest therein and thereto, and all applications, patents and recordings thereof, including, without limitation, applications, patents and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Debtor, including, but not limited to, those described in Schedule B annexed hereto and made a part hereof, and (ii) all licenses thereof.

                           "Trademarks" shall mean (i) all common law and
statutory trademarks and service marks, trade names and prints and labels on which said trademarks, service marks and trade names have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired and all applications, registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Debtor, including, but not limited to, those described in Schedule A annexed hereto and made a part hereof, and (ii) all reissues, extensions or renewals thereof and all licenses thereof.

                  The foregoing grant of a security interest shall not include any rights or interests in any Patents and/or Trademarks or contracts if and to the extent that (a) the terms of the contract or document creating or evidencing such Patent and/or Trademark or contract right prohibits assignment or encumbrance thereof and (b) the term prohibiting such assignment or encumbrances is effective as a matter of law and (c) the term prohibiting such assignment or encumbrances has not been waived or the consent of the necessary party to the grant of such security interest to the Agent has not been obtained.

                  2. Debtor hereby represents, warrants, covenants and agrees as follows:

                  (a) Except as contemplated by that certain letter dated as of the date hereof from the Debtor to the Agent, Debtor has the sole, full and clear title to the Trademarks shown on Schedule A for the goods and services covered by the registrations thereof and such registrations are valid and subsisting and in full force and effect.

                  (b) Debtor will perform all acts and execute all documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, substantially in the forms of Exhibits 1 and 2 hereof, respectively, reasonably requested by the Secured Party at any time to evidence, perfect, maintain, record and enforce the Secured Party's interest in the Collateral or otherwise in furtherance of the provisions of this Agreement, and Debtor hereby authorizes the Secured Party to execute and file one or more financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to the Collateral signed only by the Secured Party.

                  (c) Except to the extent that the Secured Party, upon prior written notice of Debtor, shall consent, subject to Debtor's reasonable business judgment (unless the failure to so act would have a Material Adverse Effect), Debtor (either itself or through licensees) will continue to use the Trademarks on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and Debtor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                  (d) Debtor has the sole, full and clear title to each of the Patents shown on Schedule B hereto and the issued Patents are subsisting. None of the Patents has been abandoned or dedicated, and, except to the extent that the Secured Party, upon prior written notice by Debtor, shall consent, subject to Debtor's reasonable business judgment (unless the failure to so act would have a Material Adverse Effect), Debtor will not do any act, or omit to do any act, whereby the Patents may become abandoned or dedicated and shall notify the Secured Party immediately if it knows of any reason or has reason to know that any pending application or issued Patent may become abandoned or dedicated.

                  (e) The Debtor shall be obligated to, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure of any representation or warranty of Debtor hereunder to be true and correct in all material respects or the failure by Debtor to perform or observe any of the provisions hereof. In addition, the Debtor indemnifies and holds the Secured Party and the Lenders harmless from and against any and all liability incurred by the Secured Party or the Lenders hereunder or in connection with the security interest granted hereunder, unless such liability shall be due to the gross negligence or willful misconduct of the Secured Party or the Lenders, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

                  (f) In no event shall Debtor, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency of the United States, any state thereof, any other country or any political subdivision thereof or (ii) file any assignment of any patent or trademark, which Debtor may acquire from a third party, with the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, any other country or any political subdivision thereof, unless Debtor shall, on or prior to the date of such filing, notify the Secured Party thereof and, upon request of the Secured Party, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party's mortgage and security interest in such Patent or Trademark and the goodwill and general intangibles of Debtor relating thereto or represented thereby, and Debtor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full.

                  (g) Debtor has the right and power to make the assignment and to grant the security interest herein granted; and the Collateral is not now, and at all times hereafter will not be, subject to any liens, mortgages, assignments, security interests or encumbrances of any nature whatsoever, except in favor of the Secured Party or as to which executed UCC-3 termination statements have been delivered to the Secured Party or as otherwise permitted by the Credit Agreement, and to the best knowledge of Debtor none of the Collateral is subject to any claim.

                  (h) Except to the extent that Secured Party, upon prior written notice from Debtor, shall consent or as otherwise permitted by the Credit Agreement, Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license or otherwise dispose of any of the Collateral, and nothing in this Agreement shall be deemed a consent by the Secured Party to any such action except as expressly permitted herein.

                  (i) As of the date hereof neither Debtor nor any affiliate or subsidiary thereof owns any material Patents or Trademarks registered in, or the subject of pending applications in, the United States Patent and Trademark Office or in any similar office or agency of the United States, or any state thereof, other than those described in Schedules A and B hereto.

                  (j) Debtor will take all necessary steps in any proceeding before the United States Patent and Trademark Office or in any similar office or agency of the United States, or any state thereof, to maintain each application and registration of the material Trademarks and Patents, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted under paragraphs 2(c) and 2(d) hereof).

                  (k) Debtor assumes all responsibility and liability arising from the use of the Trademarks, and Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof). Debtor agrees that Secured Party does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by Debtor, and Debtor hereby agrees to indemnify and hold the Secured Party harmless with respect to any and all claims by any person relating thereto.

                  (l) Secured Party may, in its sole discretion, pay any amount or do any act required of Debtor hereunder or reasonably requested by Secured Party to preserve, defend, protect, maintain, record or enforce Debtor's obligations contained herein, the Secured Obligations, the Collateral, or the right, title and interest granted Secured Party herein, and which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtor and shall be payable on demand together with interest at the highest rate then payable on the Secured Obligations.

                  (m) Debtor agrees that if it, or any affiliate or subsidiary thereof, learns of any use by any person of any term or design likely to cause confusion with any Trademark, it shall promptly notify Secured Party of such use and, if requested by Secured Party, subject to Debtor's reasonable business judgment (unless the failure to so act would have a Material Adverse Effect), shall join with Secured Party, at its expense, in such action as Secured Party, in its reasonable discretion may deem advisable for the protection of Secured Party's interest in and to such Trademarks.

                  (n) All licenses of its Trademarks and Patents which Debtor has granted to third parties are set forth in Schedule C hereto.

                  (o) If the Debtor shall acquire title to any new Trademarks or Patents, the provisions of this Agreement shall automatically apply thereto. On a quarterly basis or more frequently upon the occurrence and continuance of an Event of Default and upon Secured Party's request in such event, the Debtor shall promptly notify the Secured Party in writing of any rights to any new Trademarks or Patents acquired by the Debtor after the date hereof and of any registrations issued or applications for registration made after the date hereof. Concurrently with the filing of an application for registration for any Trademarks or Patents, the Debtor shall execute, deliver and record in all places where Exhibit 1 and
Exhibit 2 to this Agreement are recorded an appropriate agreement, substantially in the form thereof, with appropriate insertions, or an amendment to Exhibit 1 and Exhibit 2 to this Agreement, in form and substance reasonably satisfactory to the Secured Party, pursuant to which the Debtor shall grant a security interest to the extent of its interest in such registration as provided herein to the Secured Party.

                  3. Upon the occurrence and continuance of an Event of Default, in addition to all other rights and remedies of the Secured Party, whether under law, the Credit Agreement or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently, without (except as provided herein) notice to, or consent by, Debtor, the Secured Party shall have the following rights and remedies: (a) Debtor, other than in the ordinary course of business, shall not make any further use of the Patents or the Trademarks or any mark similar thereto for any purpose; (b) the Secured Party may, at any time and from time to time, upon 10 days' prior notice to Debtor, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents or Trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; (c) the Secured Party may (without assuming any obligations or liability thereunder), at any time, subject to the terms of applicable license agreements, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Debtor in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and Debtor hereby releases the Secured Party from, and agrees to hold the Secured Party free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement, other than acts which constitute gross negligence or willful misconduct of Secured Party; (d) the Secured Party may, at any time and from time to time, upon 10 days' prior notice to Debtor, assign, sell, or otherwise dispose of, the Collateral or any of it, either with or without special or other conditions or stipulations, with power to buy the Collateral or any part of it, and with power also to execute assur ances, and do all other acts and things for completing the assignment, sale or disposi tion which the Secured Party shall, in its sole discretion, deem appropriate or proper; and (e) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral pursuant to subparagraph 3(d) hereof, the Secured Party may, at any time, pursuant to the authority granted in the Powers of Attorney described in paragraph 4 hereof (such authority becoming effective on the occurrence or continuation as hereinabove provided of an Event of Default), execute and deliver on behalf of Debtor, one or more instruments of assignment of the Patents or Trademarks

(or any application or registration thereof), in form suitable for filing, recording or registration in any country. Debtor agrees to pay when due all reasonable costs incurred in any such transfer of the Patents or Trademarks, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Secured Obligations. The Secured Party may apply the proceeds actually received from any such license, assignment, sale or other disposition to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by the Secured Party, and then to the Secured Obligations, in such order as to principal or interest as is set forth herein; and Debtor shall remain liable and will pay the Secured Party on demand any deficiency remaining, together with interest thereon at a rate equal to the highest rate then payable on the Secured Obligations and the balance of any expenses unpaid. Nothing herein contained shall be construed as requiring the Secured Party to take any such action at any time. In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, after the occurrence or continuation as hereinabove provided of an Event of Default, Debtor shall supply its know-how and ex pertise relating to the manufacture and sale of the products bearing or in connection with the Trademarks or Patents, and its customer lists and other records relating to the Trademarks or Patents and to the distribution of said products, to the Secured Party or its designee, subject to the provisions of Section 11.11 of the Credit Agreement; provided, however, that any such license, assignment, sale or other disposition of the Collateral or supply of know-how or expertise shall be contingent on the Debtor's failure to cure such Event of Default.

                  The proceeds of any sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Secured Party as follows:

                  FIRST, to the Secured Party to reimburse the Secured Party for that portion of the payments, if any, made by it with respect to Letters of Credit for which a Lender, as a participant in such Letter of Credit pursuant to
Section 2.18 of the Credit Agreement, failed to pay its pro rata share thereof as required pursuant to such Section 2.18;

                  SECOND, to the payment of all reasonable costs and expenses incurred by the Secured Party in connection with such sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Secured Party hereunder on behalf of the Debtor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  THIRD, to the Secured Party to be held as cash collateral to the extent of the undrawn amount, if any, or outstanding Letters of Credit;

                  FOURTH, to the payment in full of principal and interest in respect of any Loans outstanding (pro rata as among the Lenders in accordance with the amounts of the Loans made by them pursuant to the Credit Agreement);

                  FIFTH, to the payment in full of all Secured Obligations (other than those referred to above) owed to the Lenders (pro rata as among the Lenders in accordance with their respective Commitments); and

                  SIXTH, to the Debtor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                  4. Concurrently with the execution and delivery hereof, Debtor is executing and delivering to the Secured Party, in the form of Exhibit 3 hereto, five originals of a Power of Attorney for the implementation of the assignment, sale or other disposal of the Trademarks and Patents pursuant to paragraphs 3(d) and (e) hereof and Debtor hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney granted herein, other than actions taken or omitted to be taken through the gross negligence or willful misconduct of the Secured Party.

                  5. All rights of the Secured Party hereunder, the security interest granted to the Secured Party hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (iii) any exchange, release or nonperfection of any Lien on other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Debtor, any of the Guarantors or any other obligor in respect of the Secured Obligations or in respect of this Agreement.

                  6. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Secured Party and the Lenders shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

                  7. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Debtor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Secured Party as Collateral under this Agreement, except as contemplated by this Agreement or the Credit Agreement.

                  8. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  9. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

                  10. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

                  11. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  12. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Debtor shall have been delivered to the Secured Party.

                  13. This Agreement and the security interest granted hereunder shall terminate when (a) all the Secured Obligations have been fully and indefeasibly paid, (b) the Lenders have no further commitment to make any Loans under the Credit Agreement, and (c) the Secured Party shall have no further obligation to issue any Letters of Credit, at which time the Secured Party shall execute and deliver to the Debtor all Uniform Commercial Code termination statements, terminations of assignment and similar documents which the Debtor shall reasonably request to evidence such termination; provided, however, that all indemnities of the Debtor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.

                  IN WITNESS WHEREOF, Debtor and the Secured Party have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                          AMERICAN BANK NOTE HOLOGRAPHICS,
                             INC.



                          By
                          Name:
                          Title:

                          THE CHASE MANHATTAN BANK, as Agent


                          By
                          Name:
                          Title:

                        Schedule A to Security Agreement

                                   TRADEMARKS

                        Schedule B to Security Agreement

                                     PATENTS

                        Schedule C to Security Agreement

                             ASSIGNMENT FOR SECURITY

                                    (PATENTS)


                  WHEREAS, AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation (herein referred to as "Assignor"), owns the letters patent, and/or applications for letters patent, of the United States, more particularly described on Schedule 1-A annexed hereto as part hereof (the "Patents");

                  WHEREAS, Assignor is obligated to The Chase Manhattan Bank, as agent (referred to herein as the "Assignee") for (i) the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) of the Credit Agreement dated as of the date hereof, among the Assignor, the Lenders, the Guarantors and the Assignee (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and (ii) for itself as issuer of the Letters of Credit, and Assignor has en tered into a Security Agreement and Mortgage -Trademarks and Patents dated the date hereof (the "Agreement") in favor of Assignee; and

                  WHEREAS, pursuant to the Agreement, Assignor assigns to Assignee, and grants to Assignee a security interest in, and mortgage on, all right, title and interest of Assignor in and to the Patents, together with any reissue, continuation, con tinuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "Collateral"), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the Agreement;

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby acknowledge the assignment to Assignee and the grant to Assignee of a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

                  Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment of a security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  Assignee's address is 600 Fifth Avenue, New York, New York 10020.

                  IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ___ day of July, 1998.


                                    AMERICAN BANK NOTE HOLOGRAPHICS,
                                       INC.



                                    By
                                    Name:
                                    Title:

                                                               Schedule I to the
                                                              Security Agreement

                             Locations of Collateral

                      Chief Executive Office of the Grantor

                           Trade names of the Grantor

              Federal Employer Identification Number of the Grantor

                     SCHEDULE 1-A TO ASSIGNMENT FOR SECURITY

                                     PATENTS



Title                   Date Issued                        Patent No.

                             ASSIGNMENT FOR SECURITY

                                  (TRADEMARKS)


                  WHEREAS, AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation (herein referred to as "Assignor"), has adopted, used and is using the trademarks listed on the annexed Schedule 2-A, including registrations in, and/or applications filed with, the United States Patent and Trademark Office (the "Trademarks");

                  WHEREAS, Assignor is obligated to The Chase Manhattan Bank, as agent (referred to herein as the "Assignee") for (i) the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) of the Credit Agreement dated as of the date hereof, among the Assignor, the Guarantors, the Lenders and the Assignee (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and (ii) for itself as issuer of the Letters of Credit and Assignor has entered into a Security Agreement and Mortgage -Trademarks and Patents dated the date hereof (the "Agreement") in favor of Assignee; and

                  WHEREAS, pursuant to the Agreement, Assignor assigns to Assignee and grants to Assignee a security interest in, and mortgage on, all right, title and interest of Assignor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Secured Obligations, as defined in the Agreement;

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby acknowledge the assignment to Assignee and the grant to Assignee of a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

                  Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment of a security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  Assignee's address is 600 Fifth Avenue, New York, New York 10020.

                  IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ___ day of July, 1998.

                                        AMERICAN BANK NOTE HOLOGRAPHICS,
                                           INC.



                                        By
                                             Name:
                                             Title:

                     SCHEDULE 2-A TO ASSIGNMENT FOR SECURITY


                                   TRADEMARKS



Trademark                          Reg. Date                           Reg. No.

                                    SPECIAL POWER OF ATTORNEY

STATE OF                            )
                                    )  ss.:
COUNTY OF                           )


                  KNOW ALL MEN BY THESE PRESENTS, THAT AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation, with its principal office at 399 Executive Boulevard, Elmsford, New York 10523 (hereinafter called "Assignor") hereby appoints and constitutes The Chase Manhattan Bank, as agent (referred to herein as the "Assignee") for (i) the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) of the Credit Agreement dated as of the date hereof, among the Assignor, the Lenders and the Assignee (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and (ii) for itself as issuer of the Letters of Credit,(hereinafter called "Assignee"), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Assignor:

                           1. For the purpose of assigning, selling, licensing
                  or otherwise disposing of all right, title and interest of Assignor in and to any letters patent of the United States or any other country or political subdivision thereof, and all patents, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications there for, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agree ments, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

                           2. For the purpose of assigning, selling, licensing
                  or otherwise disposing of all right, title and interest of Assignor in and to any common law and statutory trademarks and service marks, trade names and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

                           3. To execute any and all documents, statements,
                  certificates or other papers necessary or advisable in order to obtain the purposes described above as Assignee may in its sole discretion determine.

                  This power of attorney is made pursuant to a Security Agreement And Mortgage - Trademarks And Patents, dated the date hereof, between Assignor and Assignee and takes effect solely for the purposes of paragraphs 3(d) and (e) of the Security Agreement And Mortgage and is subject to the conditions thereof and may not be revoked until the payment in full of all "Secured Obligations" as defined in such Security Agreement And Mortgage.

Dated: July ___, 1998


                                           AMERICAN BANK NOTE HOLOGRAPHICS,
                                              INC.


                                           By
                                                Name:
                                                Title:

STATE OF                   )
                           )  ss.:
COUNTY OF                  )


                  On this ___ day of July, 1998, before me personally appeared ______________________, to me known, who, being by me duly sworn, did depose and say that he resides at and that he is the _______________ of American Bank Note Holographics, Inc., the Delaware corporation described in and which executed the foregoing instrument and that he signed his name thereto pursuant to such authority.


                                                                   Notary Public




                                        3